                                                                   EXHIBIT 10.14


                           AGREEMENT OF SALE (OT/LL)

         This Agreement of Sale (the "Agreement") is made this ___ day of February, 2000, between Beasley FM Acquisition Corp., a Delaware corporation (the "Seller"), and Beasley Family Towers, Inc., a Delaware corporation (the "Buyer") (together, the "Parties").

                                  WITNESSETH:

         WHEREAS, Seller owns four (4) communications tower facilities used in the operation of radio broadcast stations WIKS-FM, WRXK-FM and WZFX-FM (each a "Tower" and collectively the "Towers"), each such Tower situated on a certain tract of land which Seller leases from a third party (such tracts of land called collectively herein the "Tower Sites", and individually, a "Tower Site", each such Tower and its corresponding Tower Site described on Exhibit A attached hereto);

         WHEREAS, Seller desires to sell and Buyer desires to purchase the Towers and certain personal property belonging to Seller and associated with the Tower Sites;

         NOW, THEREFORE, in consideration of the mutual premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

         1.       Agreement to Sell and Purchase.

         Seller agrees to sell, transfer, assign, convey and deliver to Buyer and Buyer agrees to purchase and accept from Seller, the following assets upon the terms and conditions contained herein (collectively, the "Assets"):

                  (a)      The Towers;

                  (b) The leases for use of space on certain of the Towers located at the Tower Sites as more particularly discussed in Section 5(d) of this Agreement; and

                  (c) The ground leases for each of the Tower Sites (the "Ground Leases"), such Ground Leases attached as Exhibit B hereto and incorporated herein.

         2.       Assumption of Liabilities.

                  (a) Upon the terms and subject to the conditions contained herein, Buyer shall assume and become responsible for any and all liabilities and obligations arising out of, or relating to events occurring after 12:01 am Eastern Standard Time on the Closing Date (the "Adjustment Time") under the Tower Leases (as such term is defined in Section 5(d) hereof), the Ground Leases, and with respect to the ownership of the Towers, and the operation of the business relating to the Assets (collectively, the "Assumed Liabilities").

                  (b) Subject to the provisions of Section 13 hereof, it is understood and agreed that all liabilities to third parties relating to the Assets that arise out of any act, event, or transaction of Seller or the ownership of the Assets or the operation of the business relating to the Assets prior to the Closing Date (the "Retained Liabilities") shall remain the responsibility of Seller. Buyer shall not be required to defend any suit or claim arising out of any Retained Liabilities, and Seller shall and hereby agrees to satisfy in due course all such Retained Liabilities, and subject to the provisions of Section 13 hereof Seller shall protect and forever hold Buyer harmless from all claims with respect to such Retained Liabilities. Subject to the provisions of Section 13 hereof, it is understood and agreed that all liabilities relating to the Assets that arise out of any act, event, or transaction of Buyer following the Closing Date (the "Assumed Liabilities") shall be the responsibility of Buyer. Seller shall not be required to defend any suit or claim arising out of any Assumed Liabilities, and Buyer shall and hereby agrees to satisfy in due course all such Assumed Liabilities, and subject to the provisions of Section 13 hereof Buyer shall protect and forever hold Seller harmless from all claims with respect to such Assumed Liabilities.

         3.       Purchase Price.

                  (a) The purchase price for the Assets shall be the amount of Nine Hundred Thirty Thousand Four Hundred Forty Eight Dollars ($930,448.00) (the "Purchase Price"). The Purchase Price shall be adjusted at the Closing by the amount of any prorations derived by operation of Section 6 hereof, and for any other normal income and expense items related to the operation of the Tower Sites as of 12:01 am on the day on which the Closing occurs. The Purchase Price shall be allocated among the Assets in accordance with Section 3(b)).

                  (b) Buyer and Seller agree to allocate the aggregate of the Purchase Price, the Assumed Liabilities and other relevant items among the Assets in accordance with section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"). Buyer and Seller will each report the federal, state, and local and other tax consequences of the purchase and sale contemplated hereby (including the filing of IRS Form 8594) in a manner consistent with such allocation.

         4.       Delivery of Purchase Price.

                  (a) The Purchase Price shall be payable at Closing (as defined in Section 8 below) in the manner set forth in Section 4(b).

                  (b) As payment of the Purchase Price, Buyer shall deliver to Seller at Closing an unsecured promissory note of Buyer in the aggregate principal amount of (Nine Hundred Thirty Thousand Four Hundred Forty Eight Dollars) ($930,448.00), substantially in the form of Exhibit C (the "Purchase Note").

         5.       Transfer of Assets.

                  (a) Transfer of ownership of the Towers and assumption of the Assumed Liabilities (except for the Ground Leases, which shall be transferred according to Section(b) below) pursuant to Section 2 hereof shall be pursuant to the Assignment, Bill of Sale and Assumption Agreement from the Seller to Buyer in the form of Exhibit D attached hereto and incorporated herein (the "Assignment, Bill of Sale and Assumption Agreement").

                  (b) The Assets shall be transferred to Buyer free and clear of all liens, encumbrances other than Permitted Encumbrances, if any. "Permitted Encumbrances" shall mean: (i) encumbrances for taxes, assessments, or governmental charges or levies which are not yet due and payable, or that, subject to adequate security for payment, are being contested; (ii) existing building restrictions, ordinances, easements of roads, privileges, or rights of public service companies or other rights of way, other restrictions or conditions of record, if any or other encumbrances disclosed in this Agreement (including the Exhibits attached hereto); (iii) easements, rights of way or other encumbrances that do not have a material adverse effect on the Assets or the operation of the business relating to the Assets as currently operated;
(iv) encumbrances imposed by law, such as materialmen's, mechanic's, carrier's, workmen's, or repairmen's liens or other similar encumbrances attaching in the ordinary course of business or securing obligations that are not overdue; (v) encumbrances securing indebtedness, which will be removed prior to or at the Closing; and (vi) encumbrances pursuant to contracts and leases to be assumed by Buyer pursuant to Section 2.

                  (c) Assumption of the Ground Leases pursuant to Section 2 hereof shall be pursuant to the Ground Lease Assignment and Assumption Agreement in the form of Exhibit E attached hereto and incorporated herein (the "Ground Lease Assignment and Assumption Agreement").

                  (d) Buyer and Seller acknowledge that certain of the Towers are occupied, or will be occupied, by various tenants pursuant to tower leases between third party lessees and the Seller, for space on certain of the Towers, such tower leases all made effective prior to the effective date of this Agreement (the "Tower Leases"). Buyer acknowledges receipt of copies of the Tower Leases from Seller. At Closing, Seller will assign all of its right, title, and interest in the Tower Leases to Buyer, and Buyer shall assume the obligations under such Tower Leases, in the Assignment, Bill of Sale and Assumption Agreement. In the event that the Buyer receives after Closing any payment from tenants pursuant to Tower Leases for rent (or other amounts owed) that accrued prior to Closing, Buyer shall remit any such payment promptly to Seller. Conversely, in the event Seller receives after Closing any such payments from tenants pursuant to the Tower Leases for rent (or other amounts owed) that accrued after Closing, Seller shall remit such payments promptly to Buyer.

         6.       Apportionment of Real Estate Taxes, Rent, Utilities.

                  (a) Current real estate taxes, rent, utilities and all other normal income and expense items related to the Assets shall be apportioned between the parties to reflect the principle that all expenses and income arising from the operation of the Assets up through the Adjustment Time shall be for the account of Seller, and all expenses and income arising from the operation of the business relating to the Assets acquired by Buyer after the Adjustment Time shall be for the account of Buyer.

                  (b) As soon as practicable following the Closing Date, or at such other time as the parties agree, Buyer shall deliver to Seller a certificate from Buyer which sets forth as of the Adjustment Time, all adjustments to be made as provided in Section 6(a) above (the "Buyer's Certificate"). Buyer shall provide Seller or its representatives access to copies of such portions of books and records Seller may reasonably request solely for the purposes of verifying such adjustments. The Buyer's Certificate shall be final and conclusive unless objected to by Seller in writing within ninety (90) days after delivery. Buyer and Seller shall attempt jointly to reach agreement as to the amount of the adjustments to be made hereunder within thirty (30) days after receipt of such written objection, which agreement, if achieved, shall be binding upon all parties to this Agreement and not subject to dispute or review.

                  (c) In the event of a disagreement between Buyer and Seller with respect to the accounting to be made hereunder, the parties agree that a public accounting firm chosen jointly by Buyer and Seller shall be the final arbiter of such disagreement.

                  (d) Any amounts due for the adjustments provided for herein shall be paid within thirty (30) business days after final determination.

         7.       Expenses.

         All costs and expenses incurred by the Parties in this transaction, including, but not limited to attorneys' fees, shall be paid by the party incurring them.

         8.       Closing; Closing Conditions.

                  (a) Closing of the transactions contemplated by this Agreement (the "Closing") shall occur at a place and time mutually agreeable to Seller and Buyer (the "Closing Date"). Seller and Buyer shall both make a good faith effort to close under this Agreement promptly.

                  (b) Seller's obligation to close hereunder shall be conditioned upon (i) all representations and warranties of Buyer being then true and complete in all material respects as if made on and as of the Closing Date, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date, (ii) all consents of third parties required for Buyer to consummate the transactions contemplated under this Agreement shall have been obtained, (iii) no order, decree or judgment of any court, agency or other governmental authority shall have been issued based on or arising out of the conduct, action, inaction, qualifications or status of Buyer or any of its affiliates, which would render it unlawful as of the Closing Date to effect the transactions contemplated by this Agreement in accordance with its terms, (iv) the delivery by Buyer of the Purchase Price in the manner set forth in Section 4(b) above, and (v) the delivery by Buyer of Buyer's Closing Documents (as defined in Section 9 hereof) on or before the Closing Date.

                  (c) Buyer's obligation to close hereunder shall be conditioned upon (i) all representations and warranties of Seller being then true and complete in all material respects as if made on and as of the Closing Date, except to the extent that any such representation or warranty is made as of a specific date, in which case such representation or warranty shall have been true and correct as of such date,
(ii) all consents of third parties required for Seller to consummate the transactions contemplated under this Agreement shall have been obtained, (iii) no order, decree or judgment of any court, agency or other governmental authority shall have been issued based on or arising out of the conduct, action, inaction, qualifications or status of Seller or any of its affiliates, which would render it unlawful as of the Closing Date to effect that transactions contemplated by this Agreement in accordance with its terms, and
(iv) the delivery by Seller of Seller's Closing Documents as set forth in
Section 9 hereof.

         9.       Closing Deliveries.

                  (a) At Closing, Seller shall execute and/or deliver to Buyer the following (collectively "Seller's Closing Documents"):

                           (i) The Assignment, Bill of Sale and Assumption Agreement;

                           (ii) The Ground Lease Assignment and Assumption Agreement;

                           (iii) A certificate from an officer of Seller reasonably acceptable to Buyer confirming the accuracy of the representations and warranties in Section 10 as of the Closing Date;

                           (iv) Authorizing resolutions or minutes from Seller approving this Agreement and the transactions contemplated herein;

                           (v) A FIRPTA affidavit to the effect that Seller is not a "foreign person" (as defined in Section 1445(f)(3) of the Code and the regulations issued thereunder); and

                           (vi) Three (3) lease agreements, each lease agreement by and between Buyer, as lessor, and Seller, as lessee, and each lease agreement substantially in the form of Exhibit F (the "Lease Agreements").

                  (b) At Closing, Buyer shall execute and/or deliver to Seller the following (collectively "Buyer's Closing Documents"):

                           (i) Authorizing resolutions from Buyer approving this Agreement and the transactions contemplated herein;

                           (ii) A certificate from an officer of Buyer reasonably acceptable to Seller confirming the accuracy of the representations and warranties in Section 11 as of the Closing Date;

                           (iii)   The Purchase Note executed by a duly
                                   authorized officer of Buyer;

                           (iv) Three (3) lease agreements, each lease agreement by and between Buyer, as lessor, and Seller, as lessee, each lease agreement substantially in the form of Exhibit F (the "Lease Agreements"); and

                           (v) The Assignment, Bill of Sale and Assumption Agreement.

                  (c) Seller's Closing Documents and Buyer's Closing Documents shall be collectively called herein the "Closing Documents". Buyer and Seller agree that such other documents as may be legally necessary or appropriate to carry out the terms of this Agreement or as reasonably requested by the other party shall be executed and delivered by the appropriate party at Closing.

         10.      Representations and Warranties of Seller.

         As a material inducement to Buyer to enter into this Agreement, Seller represents and warrants to Buyer as follows:

                  (a) Seller has good and marketable title to the Towers, and the Assets are free and clear of liens, encumbrances, restrictions and security interests other than Permitted Encumbrances.

                  (b) Seller has full power and authority to execute and deliver this Agreement and Seller's Closing Documents, and to perform its obligations hereunder and thereunder.

                  (c) This Agreement and Seller's Closing Documents, when executed and delivered, will constitute valid and binding agreements of Seller, enforceable against Seller in accordance with their terms.

                  (d) The sale of the Assets shall not materially conflict with, or result in, a breach of the terms of any agreements or instruments to which the Seller is a party which would result in the creation or imposition of any lien, charge or encumbrance on, or give to others any interest in or right to, any of the Assets.

                  (e) Seller has paid or will pay, at or prior to Closing, all outstanding obligations for utilities and taxes through the Closing Date, except for such items as are covered by the proration of items of income and expense as set forth in Section 6 hereof.

                  (f) No third-party authorization or approval of, or filing with, any person, entity, or authority will be required in connection with the execution and delivery of this Agreement or the transactions contemplated by this Agreement.

                  (g) Assuming all consents and approvals required for Seller to consummate the transactions contemplated under this Agreement shall have been obtained, neither the execution, delivery, and performance of, nor Seller's compliance with, the terms and provisions of this Agreement will conflict with, or result in, a breach of any of the terms, conditions, or provisions of the Articles of Incorporation or Bylaws of Seller, or any judgment, order, injunction, decree, regulation, or ruling of any court or any other governmental authority to which Seller is subject or any material agreement or contract to which Seller is a party or to which it is subject, or constitute a material default thereunder.

                  (h)      Seller is not a foreign person within the meaning of
Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

         11.      Representations and Warranties of Buyer.

         As a material inducement to Seller to enter into this Agreement, Buyer represents and warrants to Seller as follows:

                  (a) Buyer has full power and authority to execute and deliver this Agreement and Buyer's Closing Documents, and to perform its respective obligations hereunder and thereunder.

                  (b) This Agreement and Buyer's Closing Documents, when executed and delivered, will constitute valid and binding agreements of Buyer enforceable against Buyer, in accordance with their terms.

                  (c) Assuming all consents and approvals required for Buyer to consummate the transactions contemplated under this Agreement shall have been obtained, neither the execution, delivery, and performance of, nor Buyer's compliance with, the terms and provisions of this Agreement will conflict with or result in a breach of any of the terms, conditions, or provisions of the Articles of Incorporation or Bylaws of Buyer or any judgment, order, injunction, decree, regulation, or ruling of any court or any other governmental authority to which Buyer is subject or any material agreement or contract to which Buyer is a party or to which it is subject, or constitute a material default thereunder.

                  (d) Buyer acknowledges that the Towers are located on land which is leased and subject to corresponding Ground Leases. Buyer acknowledges that it has received copies of such Ground Leases and that there are no assurances that such Ground Leases will be extended or, if extended, whether the terms and conditions of any such extension will be the same as the terms and conditions of the current Ground Leases.

         12.      Representations and Warranties Survive Closing.

         All of the provisions of this Agreement and of the Closing Documents and all of the representations, warranties, considerations, and agreements contained herein and in the Closing Documents shall survive Closing and continue in full force and effect for a period of twelve (12) months from the Closing Date; provided that if a claim for indemnification is made by either party under Section 13 hereof within such twelve (12) month period, the provisions of Section 13 shall survive until the resolution of such claim. No claim may be brought under this Agreement unless written notice describing in reasonable detail the nature of the claim is given on or prior to the last day of the twelve (12) month period following the Closing Date.

         13.      Indemnification.

                  (a) Seller shall indemnify, defend, and hold Buyer, its affiliates, partners, employees, officers, directors, agents, and representatives harmless from and against any and all reasonable losses, costs, expenses, liabilities, penalties, claims, and other damages including, but not limited to, reasonable attorney's fees and other costs and expenses, including reasonable costs of investigation, reasonably incurred and resulting from:

                           (i) any breach of Seller's representations or warranties, or the breach of any other provision contained in this Agreement;

                           (ii) nonfulfillment by Seller of any of its covenants or agreements contained herein or in any Seller's Closing Document;

                           (iii)   the Retained Liabilities;

                           (iv) any and all losses, liabilities or damages resulting from Sellers' operations or ownership of any Tower prior to the Closing Date, including any and all liabilities arising under the Assets which relate to events occurring prior to the Closing Date.

                  (b) Buyer shall indemnify, defend and hold Seller, its affiliates, employees, officers, directors, agents and representatives harmless from and against any and all losses, costs, expenses, liabilities, penalties, claims, and other damages, including but not limited to, reasonable attorney's fees and other costs and expenses, including reasonable costs of investigations, reasonably incurred and resulting from:

                           (i) any breach of Buyer's representations or warranties, or the breach of any other provision contained in this Agreement;

                           (ii) nonfulfillment by Buyer of any of its covenants or agreements contained herein or in any Buyer's Closing Document;

                           (iii)   the Assumed Liabilities;

                           (iv) any and all losses, liabilities or damages resulting from Buyer's operations or ownership of any Tower subsequent to the Closing Date, including any and all liabilities arising under the Assets which related to events occurring subsequent to the Closing Date.

                  (c) In the event either Buyer or Seller (the "Indemnified Party") becomes aware of circumstances which would entitle such party to indemnification by the other party hereunder (the "Indemnifying Party"), the Indemnified Party shall give the Indemnifying Party prompt written notice, with reasonable detail, of such claim. Upon receipt of such notice by the Indemnified Party to the Indemnifying Party, the Indemnifying Party shall have the option of defending against such pending litigation through engagement of legal counsel of its choice, provided, however, that the Indemnifying Party's choice of legal counsel must be acceptable to the Indemnified Party in its reasonable discretion. In the event the Indemnifying Party elects to defend, the Indemnifying Party shall keep the Indemnified Party fully informed on a timely basis of the status of the pending litigation. In the event that the Indemnifying Party elects to defend and is unsuccessful in such defense, it shall promptly pay to the Indemnified Party any and all losses, costs, expenses, liabilities, penalties, claims and other damages as described above, including but not limited to, reasonable attorney's fees and other costs and expenses associated with the pending litigation being so defended. In the event the Indemnifying Party elects not to defend and the Indemnified Party defends, but is unsuccessful, then the Indemnifying Party shall promptly pay to the Indemnified Party any and all losses, costs, expenses, liabilities, penalties, claims and other damages, as described above, including, but not limited to, reasonable attorney's fees and other costs and expenses incurred, including reasonable costs of investigation. In the event that Indemnifying Party elects not to defend and the Indemnified Party defends successfully, then the Indemnifying Party shall promptly pay to the Indemnified Party any and all costs and expenses incurred, including, but not limited to, reasonable attorney's fees and other costs and expenses incurred, including reasonable costs of investigation. Finally, the Indemnifying Party shall reimburse the Indemnified Party upon demand for any payment made by the Indemnified Party at any time after Closing, based on the final judgement of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of claims, demands or actions in respect to any damages to which the foregoing indemnification relates.

                  (d) Notwithstanding anything in this Agreement to the contrary, Seller's obligation to indemnify Buyer shall be subject to all of the following limitations:

                           (i) The amount of any losses, costs, expenses, liabilities, penalties, claims, and other damages ("Losses") incurred by Buyer shall be reduced by (A) the amount Buyer recovers (after deducting all attorneys' fees, expenses, and other out-of-pocket costs of recovery) from any insurer or other party liable for such Losses, and Buyer shall use commercially reasonable efforts to effect any such recovery and (B) any tax benefit realized by Buyer or its owners as a result of any such Loss.

                           (ii) Buyer shall be entitled to indemnification only for Losses as to which Buyer has given Seller written notice describing in reasonable detail the nature and basis for such indemnification ("Notice of Claim") on or prior to the first anniversary of the Closing Date.

                           (iii) Seller shall not be required to make any indemnification under clause (i) of Section 13(a) until the aggregate amount of Losses resulting from or arising out of the matters referred to in Section 13(a)(i) exceeds Five Thousand Dollars ($5,000.00); provided that if the aggregate amount of such Losses exceeds such amount, Seller shall be required to indemnify Buyer for all Losses indemnifiable under Section 13(a)(i) without regard to such Five Thousand Dollar ($5,000.00) limitation.

                           (iv) Any amounts owed to Buyer by Seller pursuant to this Section 13 shall be limited to One Hundred Thousand Dollars ($100,000.00) and Seller shall have no other liability or responsibility for indemnification hereunder.

                  (e) Subsequent to the Closing, indemnification under this Section 13 shall be the exclusive remedy of Buyer with respect to any legal, equitable or other claim for relief based upon this Agreement or arising hereunder.

                  (f) Notwithstanding anything in this Agreement to the contrary, Buyer's obligation to indemnify Seller shall be subject to all of the following limitations:

                           (i)     The amount of any Losses incurred by
                                   Seller shall be reduced by (A) the amount
                                   Seller recovers (after deducting all
                                   attorneys' fees, expenses and other
                                   out-of-pocket costs of recovery) from any insurer or other party liable for such Losses, and Seller shall use commercially reasonable efforts to effect any such recovery and (B) any tax benefit realized by Buyer or its owners as a result of any such Loss.

                           (ii) Seller shall be entitled to indemnification only for Losses as to which Seller has given Buyer a Notice of Claim on or prior to the first anniversary of the Closing Date.

                           (iii) Buyer shall not be required to make any indemnification under clause (i) of Section 13(b) until the aggregate amount of Losses resulting from or arising out of the matters referred to in Section 13(b)(i) exceeds Five Thousand Dollars ($5,000.00); provided that if the aggregate amount of such Losses exceeds such amount, Buyer shall be required to indemnify Seller for all Losses indemnifiable under Section 13(b)(i) without regard to such Five Thousand Dollar ($5,000.00) limitation.

                        (iv) Any amounts owed to Seller by Buyer pursuant to this Section 13 shall be limited to One Hundred Thousand Dollars ($100,000.00) and Buyer shall have no other liability or responsibility for Indemnification hereunder.

               (g)      Subsequent to the Closing, indemnification under this
Section 13 shall be the exclusive remedy of Seller with respect to any legal, equitable or other claim for relief based upon this Agreement or arising hereunder.

      14.      Termination; Liquidated Damages.

               (a) Right of Termination. This Agreement may be terminated prior to Closing:

                        (i) By written notice from a party that is not then in material breach of this Agreement if:

                                (A)      The other party has continued in
                                         material breach of this Agreement for
                                         twenty (20) days after written notice
                                         of such breach from the terminating
                                         party;

                                (B) Closing does not occur by May 31, 2000 or such other date as is mutually agreed to by Buyer and Seller.

               (b)      Obligations Upon Termination.

                        (i) Upon termination of this Agreement, each party shall thereafter remain liable for breach of this Agreement prior to such termination and remain liable to pay and perform any obligation under Section 13.

                        (ii) If Closing shall not have occurred, Seller's sole remedy at law or in equity for any breach or default by Buyer described in Section 14(a)(i)(A) shall be the termination by Seller of this Agreement by giving of written notice to Buyer pursuant to Section 14(a)(i)(A).

               (c) Termination Notice. Each notice given by a party pursuant to Section 14(a) to terminate this Agreement shall specify the subsection of Section 14(a) pursuant to which such notice is given. If at the time a party gives a termination notice, such party is entitled to give such notice pursuant to more than one subsection of Section 14(a), the subsection pursuant to which such notice is given and termination is effected shall be deemed to be the subsection specified in such notice provided that the party giving such notice is at such time entitled to terminate this Agreement pursuant to the specified subsection.

         15.      Default; Disputes.

         If Seller fails to perform under this Agreement, the Buyer may exercise any right it has against the Seller, including bringing an action for specific performance. The remedies provided by this Section are in addition to any right or remedies provided elsewhere in this Agreement or at law or in equity. In the event a dispute arises between the Parties over the interpretation of this Agreement, or the performance, alleged non-performance or breach by either Party hereunder, the Parties hereby agree to seek resolution of such dispute in good faith through an alternative dispute resolution process mutually agreeable to the Parties prior to the institution of any legal proceedings related thereto.

         16.      Liabilities.

         Buyer shall not, in connection with the purchase and sale of Assets contemplating herein, assume any liabilities or obligations of the Seller except as specifically set forth herein.

         17.      Third Party Brokerage.

         Seller and Buyer hereby represent and warrant to each other that neither Seller or Buyer has dealt with any broker or finder in connection with the transaction which is the subject of this Agreement. Each party hereby agrees to indemnify, save harmless and defend the other from and against all claims, losses, liabilities and expenses, including reasonable attorney's fees, arising out of any claim made by any broker, finder or other intermediary who claims to have dealt with such party in connection with the transaction which is the subject of this Agreement. The provisions of the paragraph shall survive Closing hereunder.

         18.      Entire Agreement.

         This Agreement (which includes the exhibits and schedules attached hereto) constitutes the entire agreement between the Parties and there are no other understandings, representations or warranties, oral or written, relating to the subject matter hereof.

         19.      Amendment.

         This Agreement may not be changed, modified or amended, in whole or in part, except in writing, signed by all parties.

         20.      Notice.

         Notices given pursuant to this Agreement shall be in writing and shall be given by actual delivery or by mailing the same to the party entitled thereto at the addresses set forth below or at any such other address as any Party may designate in writing to any other Party pursuant to the provisions of this Section. Notice given by mail shall be sent by United States mail, certified or registered, return receipt requested or by nationally recognized courier serviced providing receipt of delivery. Notices shall be deemed to be received on the date of actual receipt, in the case of personal delivery, or on the date of mailing, in the case of mailing. Notices shall be served or mailed to the following addresses, subject to change as provided above:

                  If to the Seller:         Beasley FM Acquisition Corp.
                                            3303 Riviera Drive, Suite 200
                                            Naples, Florida  34103
                                            Attn:  Mr. George Beasley
                                            Chief Executive Officer
                                            Phone:   (941) 263-5000
                                            Fax:     (941) 434-8950

                  If to the Buyer:          Beasley Family Towers, Inc.
                                            3033 Riviera Drive, Suite 200
                                            Naples, FL 34103
                                            Attn: Ms. Caroline Beasley
                                            Secretary
                                            Phone:   (941) 263-5000
                                            Fax:     (941) 434-8950

                  With a copy (which shall not constitute notice) to:

                                            Joseph D. Sullivan, Esq.
                                            Latham & Watkins
                                            1001 Pennsylvania Ave., N.W.
                                            Washington, DC 20004-2505
                                            Phone:   (202) 637-2200
                                            Fax:     (202) 637-2201

         21.      Construction.

         Whenever used in this Agreement the singular shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

         22.      Assignment and Recording.

         Seller hereby covenants not to assign or record this Agreement except with the prior written consent of the Buyer. Buyer may assign this Agreement freely to any affiliated entity, provided such assignment shall not relieve Buyer of its obligations hereunder.

         23.      Binding Effect.

         This Agreement and all of its terms and conditions shall extend to and be binding upon the Parties hereto and upon their respective heirs, executors, administrators, successors and assigns.

         24.      Further Assurances.

         Seller and Buyer agree to execute and deliver any further documents or assurances that in law or otherwise are necessary, desirable or proper to consummate the transactions contemplated by this Agreement and to vest, perfect, assign or confirm, of record or otherwise, in Buyer title to the Assets.

         25.      Governing Law.

         This Agreement is made and shall be governed by and construed in accordance with the internal laws of the State of North Carolina.

         26.      Headings.

         The headings and captions in this Agreement are for convenience only and are not part of this Agreement.

         27.      Interpretation.

         Neither this Agreement nor any provision contained herein shall be interpreted for or against either party solely because that party or that party's legal representative drafted the provision.

         28.      Counterparts.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute the same Agreement.

         29.      Severability.

         If any provision of this Agreement is found by a court of competent jurisdiction to be invalid or unenforceable, then such provision shall be severed from this Agreement and the remainder shall remain in full force and effect.

                            [Signature page follows]

         IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound, have caused this Agreement to be duly executed on the day and year first written above.

                                        SELLER:


                                        BEASLEY FM ACQUISITION CORP.


                                        By:
                                                 ------------------------------
                                                 Name:  George G. Beasley
                                                 Title: Chief Executive Officer



                                        BUYER:

                                        BEASLEY FAMILY TOWERS, INC.

                                        BY:

                                                 ------------------------------
                                                 Name:  B. Caroline Beasley
                                                 Title: Secretary

                               INDEX OF EXHIBITS

Exhibit A                                           Description of Towers and Tower Sites

Exhibit B                                           Ground Leases

Exhibit C                                           Form of Purchase Note

Exhibit D                                           Form of Assignment, Bill of
                                                    Sale and Assumption Agreement

Exhibit E                                           Form of Ground Lease
                                                    Assignment and Assumption
                                                    Agreement

Exhibit F                                           Form of Lease Agreements

                                   EXHIBIT A

                     DESCRIPTION OF TOWERS AND TOWER SITES

WIKS-FM (MAIN TOWER)

That certain communications tower situated on a two-acre portion of a tract of land situate in Township Nine, Craven County, North Carolina, described as the second parcel in deed recorded in Book 903, Page 34 in the Office of the Register of Deeds of Craven County, North Carolina.

Such land does not include that certain one-half acre lot described in deed recorded in Book 983, Page 904, Craven County Registry, nor shall it include the property described in Deed Book 1110, Page 917, Craven County Registry, nor shall it include the property described in Deed Book 1508, Page 707, Craven County Registry.

WIKS-FM (STL TOWER)

That certain one-hundred (100) foot tower providing a link to the WIKS main transmitting tower, such one-hundred (100) foot tower situated on a tract of land more particularly described as follows:

All that certain Piece, Parcel or Plot of land lying, situate and being in Township No. Eight (8), Craven County, North Carolina and being more fully described and bounded as follows:

Beginning at an existing iron pipe in the Southerly right-of-way line of Glenburnie Drive (formerly Park Avenue), which point of beginning lies North 51 degrees 11'59" East at a distance of 762.92 feet from an existing iron pipe in the intersection of the Southern right-of-way line of Glenburnie Drive with the Eastern right-of-way line of Oaks Road.

Thence continuing along the Southerly right-of-way line of Glenburnie Drive, North 50 degrees 14'00" East for a distance of 350.00 feet to an existing iron pipe;

Thence South 36 degrees 50'00" East for a distance of 434.98 feet to a point;

Thence South 50 degrees 14'00" West for a distance of 350.00 feet to a point;

Thence North 36 degrees 50'00" West for a distance of 434.98 feet to the point or place of beginning and containing 3.490 acres more or less.

Saving and excepting, however, from the hereinabove described property that certain perpetual right-of-way and easement of ingress and egress, on, across and upon the following described lands, to wit:

All that certain Piece, Parcel or Plot of land lying, situate and being in Township No. Eight (8), Craven County, North Carolina and being more fully described and bounded as follows:

Beginning at an existing iron pipe in the Southerly right-of-way line of Glenburnie Drive (formerly Park Avenue), which point of beginning lies North 51 degrees 11'59" East a distance of 762.92 feet and North 50 degrees 14'00" East a distance of 350.00 feet from an existing iron pipe in the intersection of the Southern right-of-way line of Glenburnie Drive with the Eastern right-of-way line of Oaks Road. Said point of beginning being the Northereasternmost corner of the hereinabove described parcel of land.

Thence from said point of beginning South 36 degrees 50'00" East a distance of
434.98 feet to a point;

Thence South 50 degrees 14'00" West a distance of 15 feet more or less to a point;

Thence North 36 degrees 50'00" West a distance of 434.98 feet to an existing iron pin set in the Southerly right-of-way line of Glenburnie Drive;

Thence in an Easterly direction along said Southerly right-of-way line of Glenburnie Drive North 50 degrees 14'00" East a distance of 15 feet more or less to the point or place of beginning.

This being the same right-of-way easement as conveyed by an indenture dated February 14, 1963 between Jefferay Broadcasting Corporation and Walter Long and wife Julia B. Long as recorded in Book 642 at Page 482 in the Office of the Register of Deeds of Craven County.

All that certain perpetual right and easement to construct and maintain a drainage ditch on, across and upon the lands of Walter Long and wife Julia B. Long as is set forth in that certain indenture dated February 14, 1963 between Jefferay Broadcasting Corporation and Walter Long and wife Julia B. Long recorded on Book 642 at Page 482 in the Office of the Register of Deeds of Craven County, over the following described lands:

Beginning at a point in the Southwesternmost corner of the parcel previously described (Tract One). Said point of beginning being located 434.98 feet from the Southern right-of-way line of Glenburnie Drive, along the Westernmost boundary of Tract One hereinabove conveyed.

Thence from said point of beginning South 36 degrees 50'00" East a distance of 800 feet more or less to the Southern boundary of lands now or formerly owned by Walter Long and wife Julia B. Long;

Thence in an Easterly direction and parallel with Glenburnie Drive 15 feet more or less to a point;

Thence North 36 degrees 50'00" West and parallel with the first call herein 800 feet more or less to the Southerly boundary line of the aforementioned and described Tract One;

Thence along said Southerly line in a Westerly direction 15 feet more or less to the point or place of beginning.

WRXK-FM

That certain five hundred (500) foot communications tower situated on a tract of land more particularly described as follows:

All that of that Tract or Parcel of land lying and being in the East half (E 1/2) of the Northwest Quarter (NW 1/4) of Section 28, Township 46 South, Range 25 East, Lee County, Florida, and being more particularly described as follows:

Commencing at the Northeast corner of the Northwest Quarter (NW 1/4) of said
Section 28, run North 89 degrees 12'00" West along the North line of Section 28 for a distance of 256.67 feet to a concrete monument at the point of beginning; said corner lying on the Northwesterly right-of-way line of a 40 foot roadway easement; thence South 30 degrees 34'30" West along the Northwesterly line of said 40 foot roadway easement 615.00 feet; thence North 29 degrees 18'45" West,
617.09 feet to the North line of said Section; thence South 89 degrees 18'00" East along said Section line 615.00 feet to the Norhwesterly line of said 40 foot roadway easement and the point of beginning.

WZFX-FM

That certain one thousand one hundred twenty-one (1121) foot communications tower situated on a tract of land more particularly described as follows:

Lying and being in Bladen County, North Carolina near the Town of Tar Heel, and being located in a part of a 145.1 acre tract of Land bounded on the south by N.C. Highway Number 87, on the west by the William Robeson Estate on the northeast by the Cape Fear River and on the southeast by Lands of Emily Myers Averitte, it being contemplated and understood that the area includes only a 2 acre portion of a cleared field lying south of a mill pond and dam area in said tract, with the central tower location to be within the cleared area of said field, with sufficient area for its guy wires, as appropriate, not to exceed the total 2 acres.

                                   EXHIBIT B

                                 GROUND LEASES

                                   EXHIBIT C

                             FORM OF PURCHASE NOTE

                                PROMISSORY NOTE

$930,448.00                                                February ___, 2000


         BEASLEY FAMILY TOWERS, INC., a Delaware corporation ("Payor"), for value received, promises to pay to the order of BEASLEY FM ACQUISITION CORP., a Delaware corporation, ("Payee"), the principal amount of NINE HUNDRED THIRTY THOUSAND FOUR HUNDRED AND FORTY EIGHT DOLLARS ($930,448.00), together with accrued interest thereon, calculated and payable as set forth below in this Note. The principal and interest on this Note is payable in lawful money of the United States of America in immediately available funds at such place in the United States as Payee may from time to time designate in writing to Payor.

         This Note is made pursuant to that certain Agreement of Sale (the "Sale Agreement"), dated February ____, 2000, by and among Payor and Payee.

         1.       Payment of Principal and Interest.

                  (a)      Calculation and Payment of Interest.

         Interest on the principal balance of this Note outstanding from time to time until paid in full shall accrue at the rate of six and seventy-seven one hundredths percent (6.77%) compounded annually (the "Rate"), computed on the basis of a 365 or 366-day year, as appropriate, for the actual number of days elapsed, commencing on the date hereof.

                  (b)      Payments Prior to Maturity Date.

         On the first day of each month Maker shall pay, in advance, Seven Thousand Forty Six Dollars and Eleven Cents ($7,046.11). All remaining principal, together with accrued and unpaid interest thereon shall be due and payable on the "Maturity Date" (defined below). Each monthly payment shall be credited first to interest then accrued and the remainder, if any, to principal, and interest shall thereupon cease to accrue upon the principal paid.

                  (c)      Payment on Maturity Date.

         The principal balance of, and any accrued and unpaid interest on, this Note shall be payable twenty (20) years from the effective date of this Note (such date the "Maturity Date").

                  (d)      Prepayment.

                           (i) Payor may, at its option at any time, without premium or penalty, prepay all or any portion of this Note.

                           (ii) Any prepayment of this Note shall be applied as follows: first, to payment of accrued interest; and second, to payment of principal.

         2.       Events of Default.

         The following shall constitute "Events of Default" under this Note:

                  (a) Failure by Payor to make any payment required under this Note when the same shall become due and payable (whether at maturity or otherwise) and the continuation of such failure for a period of ninety
                           (90) days; or

                  (b) Payor pursuant to or within the meaning of any Bankruptcy Law:

                            (i)    commences a voluntary case or proceeding;

                           (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding;

                           (iii) consents to the appointment of a of it or for all or any substantial portion of its property or assets;

                           (iv) makes a general assignment for the benefit of its creditors; or

                  (c) an involuntary case or proceeding is commenced against Payor under any Bankruptcy Law and is not dismissed, bonded or discharged within ninety (90) days thereafter, or a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (i)     is for relief against Payor in an
                                   involuntary case or proceeding;

                           (ii) appoints a Custodian of Payor or for all or substantially all of its properties; or

                           (iii) orders the liquidation of Payor; and in each case the order or decree remains unstayed and in effect for ninety (90) days.

                  (d) The following terms used in this Note have the meaning assigned below:

          "Bankruptcy Law" means Title 11, United States Code, or any similar federal, state or foreign law for the relief of debtors or any arrangement, reorganization, assignment for the benefit of creditors or any other marshalling of the assets and liabilities of Payor.

         "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

         "Event of Default" means any of the occurrences specified in Section 2 of this Note.

         If any Event of Default shall have occurred and be continuing, Payee may proceed to protect and enforce its rights either by suit in equity or by action at law, or both, whether for specific performance of any provision of this Note or in aid of the exercise of any power granted to Payee under this Note.

         3.       Assignment.

         The holders of this Note may not assign or otherwise transfer all or any portion of their rights and obligations under this Note to any other person or entity, without the prior written consent of the Payor, which consent shall not be unreasonably withheld.

         4.       Miscellaneous

                  (a) Section Headings. The section headings contained in this Note are for reference purposes only and shall not affect the meaning or interpretation of this Note.

                  (b) Amendment and Waiver. No provision of this Note may be amended or waived unless Payor shall have obtained the written agreement of Payee. No failure or delay in exercising any right, power or privilege hereunder shall imply or otherwise operate as a waiver of any rights of Payee, nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  (c) Successors, Assigns and Transferors. The foregoing, the obligations of Payor and Payee under this Note shall be binding upon, and inure to the benefit of, and be enforceable by, Payor and Payee, and their respective successors and permitted assigns, whether or not so expressed.

                  (d) Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of North Carolina, without giving effect to any conflicts of laws principles thereof that would otherwise require the application of the law of any other jurisdiction.

                  (e) Notices. Any notice, request, instruction or other document to be given hereunder by either party to the other shall be in writing and shall be deemed given when received and shall be (i) delivered personally or (ii) mailed by certified mail, postage prepaid, return receipt requested or (iii) delivered by Federal Express or a similar overnight courier or (iv) sent via facsimile transmission to the fax number given below, as follows:

                  If to Payor, addressed to:

                           Beasley Family Towers, Inc.
                           3033 Riviera Drive, Suite 200
                           Naples, FL  34103
                           Attention:  Ms. B. Caroline Beasley
                           Fax Number:  (941) 434-8950

                  With a copy to:

                           Latham & Watkins
                           1001 Pennsylvania Avenue, N.W.
                           Washington, DC  20004-2505
                           Attention:  Joseph D. Sullivan, Esq.
                           Fax Number:  (202) 637-2201

                  If to Payee, addressed to:

                           Beasley FM Acquisition Corp.
                           3033 Riviera Drive, Suite 200
                           Naples, FL  34103
                           Attention:  Ms. Caroline Beasley
                           Fax Number:  (941) 434-8950

or to such other place and with such other copies as either party may designate as to itself by written notice to the other party.

                            [Signature page follows]

         IN WITNESS WHEREOF, Payor has executed and delivered this Note as of the date hereinabove first written.

                                        BEASLEY FAMILY TOWERS, INC.


                                        By:
                                                 ------------------------------
                                                 Name:  B. Caroline Beasley
                                                 Title: Secretary

                                   EXHIBIT D

           FORM OF ASSIGNMENT, BILL OF SALE AND ASSUMPTION AGREEMENT

This Assignment, Bill of Sale and Assumption Agreement (this "Agreement") is made effective as of 12:01 a.m. Eastern Time, on the ____ day of February, 2000 by and between BEASLEY FM ACQUISITION CORP. ("Seller") and BEASLEY FAMILY TOWERS, INC.

("Purchaser").

                                    RECITALS

         A. Reference is made to that certain Agreement of Sale (the "Asset Purchase Agreement") dated as of February _____, 2000 by and between Seller and Purchaser. Capitalized terms used but not defined herein shall have the meanings given such terms in the Asset Purchase Agreement.

         B. The Asset Purchase Agreement provides that Seller shall sell, convey and assign to Purchaser all of Seller's right, title and interest to the Towers and Tower Leases and Purchaser shall assume the Assumed Liabilities, as defined in Section 2 of the Asset Purchase Agreement.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows (capitalized terms used herein but not defined herein shall have the meaning given to them in the Asset Purchase Agreement):

                  1. Seller hereby bargains, sells, conveys, assigns and delivers all of Seller's right, title and interest in and to:

                           a.       The Towers, such Towers more particularly
described in Exhibit A of the Asset Purchase Agreement; and

                           b.       The Tower Leases.

Items a. and b. above are hereinafter referred to as the "Assigned Assets."

                  2. Purchaser hereby accepts the sale, conveyance and assignment of the Assigned Assets, effective as of 12:01 a.m. Eastern Time on February __, 2000.

                  3. Purchaser hereby assumes and agrees to pay and perform the Assumed Liabilities pursuant to Section 2 of the Asset Purchase Agreement, effective as of 12:01 a.m. Eastern Time on February __, 2000.

                  4. After the date hereof, Purchaser and Seller will, at the request of the other party, promptly obtain, execute and deliver, or cause to be obtained, executed and delivered, to the other party such assignments, bills of sale, endorsements, and other such instruments or documents to be executed by Seller or Purchaser, as the case may be, in addition to this Agreement, in form and substance reasonably satisfactory to the other party, as such other party may reasonably deem necessary or desirable so as (i) to vest in Purchaser title to and possession of the Assigned Assets and (ii) to perfect and record, if necessary, the sale, assignment, conveyance, transfer and delivery to Purchaser of the Assigned Assets.

                  5. This Agreement is made pursuant to, and is subject to all of the terms, representations, warranties and covenants of, the Asset Purchase Agreement, the terms of which are hereby incorporated by reference. In the event of any conflict between this Agreement and the Asset Purchase Agreement, the terms of the Asset Purchase Agreement shall govern.

                            [Signature page follows]

         IN WITNESS WHEREOF, Seller and Purchaser have executed and delivered this Agreement as of the day and year first written above.

                                 SELLER:

                                 BEASLEY FM ACQUISITION CORP.

                                 By:
                                          -------------------------------------
                                          Name:  George G. Beasley
                                          Title: Chief Executive Officer



                                 PURCHASER:

                                 BEASLEY FAMILY TOWERS, INC.

                                 By:

                                          -------------------------------------
                                          Name:   B. Caroline Beasley
                                          Title:  Secretary

                                   EXHIBIT E

                              FORM OF GROUND LEASE
                      ASSIGNMENT AND ASSUMPTION AGREEMENT

         THIS ASSIGNMENT AND ASSUMPTION OF LEASE ("Assignment") is entered into as of this _____ day of February, 2000 by and between BEASLEY FM ACQUISITION CORP. ("Assignor"), and BEASLEY FAMILY TOWERS, INC., ("Assignee").

         WHEREAS, David Moreadith, Tresia Moreadith and Maggie Moreadith (collectively, "Lessor"), and Joyner Communications, Inc. ("Joyner"), entered into that certain Lease Agreement, dated November 3, 1986, where Lessor, pursuant to such Lease Agreement, leased to Joyner certain real property in New Bern, North Carolina (the "WIKS-FM Lease");

         WHEREAS, Joyner, pursuant to that certain Assignment Agreement dated December 19, 1988, assigned all of its right, title and interest, in and to the WIKS-FM Lease to WIKS-FM, Inc. ("WIKS");

         WHEREAS, WIKS, pursuant to that certain Assignment of Lease dated October 31, 1996, assigned all of its right, title and interest in and to the WIKS-FM Lease to Assignor;

         WHEREAS, D. Spurgeon Canady and wife, Minnie Canady (collectively "Canady"), and Action Radio, Inc. ("Action"), entered into that certain Lease Agreement, dated May 27, 1986, where Canady, pursuant to such Lease Agreement, leased to Action an approximately two acre portion of a tract of land in Whiteville, North Carolina (the "WZFX-FM Lease");

         WHEREAS, Joyner, by virtue of, and pursuant to, the merger of Action and Power Broadcasting, Inc. on or about October 1, 1987, such merger forming Joyner, became lessee under the WZFX-FM Lease;

         WHEREAS, Joyner, pursuant to that certain Assignment of Lease Agreement, dated May 20, 1997, assigned all of its right, title and interest in and to the WZFX-FM Lease to Assignor;

         WHEREAS, Assignor is the lessee under that certain Lease Agreement, dated September 6, 1994, by and between Assignor and George G. Beasley, such Lease Agreement leasing certain real property in Estero, Florida to Assignor (such Lease Agreement called herein the "WRXK-FM Lease" and together with the WIKS-FM Lease and the WZFX-FM Lease, called collectively herein, the "Leases");

         WHEREAS, Assignor intends to sell and convey to Assignee certain tower assets used and held for use in the operation of broadcast stations WIKS-FM, New Bern, North Carolina, WZFX-FM, Whiteville, North Carolina and WRXK-FM, Estero, Florida, pursuant to the terms of that certain Agreement of Sale (the "Purchase Agreement"), dated as of February ___, 2000, by and between Assignor and Assignee;

         WHEREAS, in connection with such transaction, Assignor is required to assign to Assignee all of Assignor's right, title and interest, as lessee, in and to the Leases; and

         NOW, THEREFORE, in consideration of the mutual promises contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Assignment. Assignor hereby transfers, conveys and assigns to Assignee all of Assignor's right, title and interest in, to and under the Leases.

          2. Assumption of Liabilities under the Leases. Assignee hereby assumes the liabilities, duties and obligations of Assignor under the Leases which accrue on or after the date hereof, and Assignor shall have no further liability or responsibility therefor.

          3.  Counterparts.  This Assignment may be executed in counterparts.

                            [Signature pages follow]

         IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the day and year first written above.


[SEAL]                           ASSIGNOR:

                                 BEASLEY FM ACQUISITION CORP.

ATTEST:                          By:
                                          -------------------------------------
                                          Name:    George G. Beasley
                                          Its:     Chief Executive Officer



-------------------------------------
Name:   B. Caroline Beasley
Title:  Secretary

STATE OF:                                )
          -------------------------------
                                         )    ss.

COUNTY OF                                )
          -------------------------------

         This is to certify that on the _____ day of February, 2000, before me personally appeared George G. Beasley with whom I am personally acquainted, who, being by me duly sworn, says:

         That he is Chief Executive Officer and B. Caroline Beasley is the Secretary of BEASLEY FM ACQUISITION CORP., the corporation described in and which executed the foregoing instrument; that he knows the common seal of said corporation; that the seal affixed to the foregoing instrument is said common seal, and the name of the corporation was subscribed thereto by the said Chief Executive Officer, attested by said Secretary, and said common seal was affixed, all by authority duly conferred, and that said instrument is the act and deed of said corporation.

         WITNESS, my hand and notarial seal, this ____ day of February, 2000.



                                         ---------------------------------
                                                  NOTARY PUBLIC



My commission expires:


---------------------------------

[SEAL]                            ASSIGNEE:

                                  BEASLEY FAMILY TOWERS, INC.


ATTEST:                           By:
                                           -------------------------------------
                                           Name:    George G. Beasley
                                           Its:     Chief Executive Officer




-------------------------------------
Name:   B. Caroline Beasley
Title:  Secretary

STATE OF:                                )
          -------------------------------
                                         )    ss.

COUNTY OF                                )
          -------------------------------


         This is to certify that on the _____ day of February, 2000, before me personally appeared George G. Beasley with whom I am personally acquainted, who, being by me duly sworn, says:

         That he is Chief Financial Officer and B. Caroline Beasley is the Secretary of BEASLEY FAMILY TOWERS, INC., the corporation described in and which executed the foregoing instrument; that she knows the common seal of said corporation; that the seal affixed to the foregoing instrument is said common seal, and the name of the corporation was subscribed thereto by the said Chief Executive Officer, attested by said Secretary and said common seal was affixed, all by authority duly conferred, and that said instrument is the act and deed of said corporation.

         WITNESS, my hand and notarial seal, this ____ day of February, 2000.



                                          -------------------------------------
                                                      NOTARY PUBLIC

My commission expires:



---------------------------

                                   EXHIBIT F

                            FORM OF LEASE AGREEMENTS

                        LEASE AGREEMENT (O&L - WRXK-FM)

         THIS LEASE AGREEMENT ("Lease"), made this ____ day of February, 2000 by and between BEASLEY FAMILY TOWERS, INC., a Delaware corporation ("Lessor"), and BEASLEY FM ACQUISITION CORP., a Delaware corporation ("Lessee").

                                  WITNESSETH:

         WHEREAS, Lessor owns a communications tower as such tower is described on Exhibit B attached hereto ("Tower"), on a certain tract of real estate located at Estero, Florida, as such land is more fully described in Exhibit A attached hereto (hereinafter referred to as the "Tower Site"; the term "Tower Site" shall also include any appurtenant easements on such land);

         WHEREAS, Lessor desires to lease the space on the Tower for the purpose of Lessee's radio broadcast transmission activities; and

         WHEREAS, Lessee wishes to lease such space from Lessor.

         NOW, THEREFORE, IN CONSIDERATION OF the foregoing and the mutual covenants herein contained, the parties hereto agree as follows:

         1.       LEASE COMMENCEMENT.

                  1.01 COMMENCEMENT OF TERM. The term of this Lease and the payment of rent and other performances in accordance with the terms of this Lease shall commence on the date hereof.

                  1.02 EXHIBITS. All Exhibits referred to in this Lease are incorporated herein by reference.

         2.       DESCRIPTION OF THE LEASEHOLD.

                  2.01 TOWER SPACE. Lessor hereby leases to Lessee, and Lessee leases from Lessor, space on the Tower, as such space is described on Exhibit C attached hereto, for the purposes of the broadcast transmission of WRXK-FM (the "Tower Space").

                  2.02     OWNERSHIP OF PROPERTY; ACCESS.

                           (a)     Except for "Lessee's Property" (as defined
below), all tenant improvements including all fixtures and trade fixtures shall become the property of the Lessor, and shall remain with the Tower Space after the Lessee vacates same.

                           (b)     The Lessee's antenna, transmission line, and
other equipment, together with any replacements thereof and modifications and additions thereto, which are permitted hereunder, shall be and remain Lessee's Property, and are hereinafter referred to as "Lessee's Property". Lessee will be solely responsible for the maintenance of Lessee's Property, including all expenses associated with such repair.

                           (c)     Lessee shall have reasonable right of access
to the Tower Space at all times in emergency situations and whenever reasonably necessary for equipment maintenance and repair. Lessee shall also have reasonable rights of access at any time to the Tower Space for ingress, egress, utilities, the locating and usage of cabling and related equipment, operations, maintenance, repair or remodeling, or other engineering purposes.

         3.       PERMITTED USES.

                  3.01     BY LESSEE.

                           (a)     Subject to all appropriate government
approvals, including the Federal Communications Commission ("FCC"), the Tower Space may be used only for radio transmitting and receiving. Such operations, shall be conducted in accordance with the standards imposed by the FCC and any other governmental body with authority over such transmission and operations.

                           (b)     Except as expressly permitted by this Lease
and unless prior written approval of Lessor has been given, Lessee shall not construct or make any improvements or install any equipment on the Tower. Lessee may repair and maintain equipment as it deems necessary to its operations within Lessee's space in all respects in compliance with the terms hereof. The Tower Space, Lessee's interior and exterior equipment, and all other improvements shall be maintained in an orderly and professional manner.

                  3.02     BY LESSOR.

                           (a)     Subject to the rights elsewhere granted to
Lessee in this Lease and with prior notice to Lessee and no loss of service or interruption (beyond a temporary, non-recurring and de minimis amount), Lessor reserves the right to use the Tower, at its own expense, as it sees fit and to fasten additional equipment to the Tower for any purpose, including the right to install transmitting and/or receiving antennas of others; provided that Lessor shall use reasonable efforts to restrict any loss of Lessee's service or interruption pursuant to this Section 3.02(a) to the hours of 1:00 a.m. to 5:00 a.m.

                           (b)     Subject to the rights elsewhere granted to
Lessee in this Lease, Lessor shall have the right to use for itself or lease to others the remainder of the Tower Site or use of any of the improvements thereon, space on the Tower or in any building constructed by Lessor for any purpose, including, but not limited to, any kind of broadcasting or communication, simultaneous transmissions on AM, FM, SSB, VBIF, UHF, and/or microwave frequencies, and all rental revenues received therefrom shall belong exclusively to Lessor. Prior to permitting the fastening of a material amount of additional equipment, Lessor shall cause a structural analysis of the Tower to be conducted by a reputable mechanical consultant chosen by Lessor in order to ensure that any such additions conform to recognized engineering standards.

                           (c)     Except as expressly provided for herein,
Lessor shall have no liability for any action or omission taken in exercise of its rights hereunder upon reasonable reliance on recommendation of its engineering personnel.

                           (d)     Subject to the terms of this Lease, Lessor
also reserves the right to erect one (1) or more additional towers on the Tower Site.

         4.       TERM.

                  4.01 TERM. This Lease shall have a term of twenty (20) years from the Commencement Date established in Paragraph 1.01 hereof.

         5.       RENT.

                  5.01 RENTAL. Lessee shall pay rent for each consecutive twelve-month period beginning on the Commencement Date (each a "Lease Year") during the term of this Lease. Such rental payment shall be payable in equal and successive monthly installments in advance beginning with the Commencement Date and continuing thereafter on the first day of each month during the term of this Lease, such rental payments to be made according to the following schedule:


   --------------------------------------------------------------------------
      Lease Year        Rent Per Lease Year                  Monthly Rent
   --------------------------------------------------------------------------
       1                     $9,097.36                       $757.28
   --------------------------------------------------------------------------
       2                     $9,097.36                       $757.28
   --------------------------------------------------------------------------
       3                     $9,097.36                       $757.28
   --------------------------------------------------------------------------
       4                     $9,097.36                       $757.28
   --------------------------------------------------------------------------
       5                     $9,097.36                       $757.28
   --------------------------------------------------------------------------
       6                     $9,097.36                       $757.28
   --------------------------------------------------------------------------
       7                     $9,097.36                       $757.28
   --------------------------------------------------------------------------
       8                     $9,097.36                       $757.28
   --------------------------------------------------------------------------
       9                     $9,097.36                       $757.28
   --------------------------------------------------------------------------
       10                    $9,097.36                       $757.28
   --------------------------------------------------------------------------
       11                    $9,097.36                       $757.28
   --------------------------------------------------------------------------
       12                    $9,097.36                       $757.28
   --------------------------------------------------------------------------
       13                    $9,097.36                       $757.28
   --------------------------------------------------------------------------
       14                    $9,097.36                       $757.28
   --------------------------------------------------------------------------
       15                    $9,097.36                       $757.28
   --------------------------------------------------------------------------
       16                    $9,097.36                       $757.28
   --------------------------------------------------------------------------
       17                    $9,097.36                       $757.28
   --------------------------------------------------------------------------
       18                    $9,097.36                       $757.28
   --------------------------------------------------------------------------
       19                    $9,097.36                       $757.28
   --------------------------------------------------------------------------
       20                    $9,097.36                       $757.28
   --------------------------------------------------------------------------



                  5.02 PAYMENT OF RENTALS. Rentals to be paid hereunder shall be paid monthly in lawful money of the United States of America and shall be paid in advance on the first day of each month during the term of this Lease by crediting the payment owed to Lessee by Lessor under that certain Promissory Note, made by Lessor in favor of Lessee dated _______,

2000, on the first day of each month during the term of this Lease. In the event of prepayment of the Promissory Note by Lessor or other action resulting in amounts equal to any monthly rental payment not being concurrently due from Lessor under the Promissory Note, then Lessee shall pay the monthly rental amount in advance on the first day of the month in question by mailing payment to the Lessor c/o Beasley Family Tower, Inc., 3303 Riviera Drive, Suite 200, Naples, FL 34103, Attn: Ms. Caroline Beasley, or to such other person or address as Lessor may in writing direct. The payment of the monthly rental for the first month of the term of this Lease shall be prorated based on the number of days remaining in such month, including the first day on which this Lease become effective.

                  5.03 ELECTRICITY AND OTHER UTILITIES. In addition to the payments prescribed under Section 5.01 of this Lease, Lessee shall pay for its own telephone lines and service, electrical service (including electrical service to the Tower used by Lessee as measured by a separate electrical meter at Lessee's expense). Lessor shall pay for the electrical service to the Tower for the Tower lighting.

         6.       AUTHORITY.

                  6.01 QUIET ENJOYMENT. Lessor represents and warrants that it has the full power and authority to enter into this Lease, and covenants and agrees that Lessee, upon paying the rents described herein and observing and keeping the covenants, agreements, and stipulations of this Lease on Lessee's part to be observed and kept, shall lawfully, peaceably, and quietly hold, occupy, and enjoy the Tower Space, and all other rights and privileges granted herein, without hindrance, eviction, or molestation by Lessor or any party claiming by or through Lessor.

                  6.02 LESSEE'S APPROVAL. Lessee represents and warrants that it has the full power and authority to enter into and perform this Lease. Any and all necessary corporate resolutions, encumbrance certificates, etc., shall be supplied by Lessee upon the request of Lessor.

         7.       PERMITS.

                  7.01 PERMITS. Lessor shall obtain all necessary licenses or permits in connection with the Tower Space except that Lessee shall obtain, at its own expense, any and all necessary licenses or permits from such governmental authorities as shall have jurisdiction in connection with the (b) the operations, installation, repair, alteration, or replacement of Lessee's equipment (including, without limitation, Lessee's antenna and transmission and/or receiving equipment); or (c) with any of Lessee's activities thereon or contemplated by this Lease. At Lessor's request, Lessee shall furnish Lessor with copies of same, and shall abide by the terms and provisions of such licenses and permits.

         8.       MAINTENANCE OF TOWER SPACE AND LESSEE'S PROPERTY.

                  8.01     DURING TERM OF LEASE.

                  (a) Lessee, at its own cost and expense, shall maintain and repair Lessee's Property, including specifically its antenna, related equipment, transmission lines, transmitters, and other equipment. Lessor shall perform the same tasks with respect to the Tower. All such maintenance shall be conducted by the parties in accordance with good engineering standards and in conformity with the requirements of the FCC or any other body having jurisdiction over the Lessee and its property, including, without limitation, any rules, regulations, or guidelines of the FCC implementing the National Environmental Policy Act of 1969 pertaining to electromagnetic or radio frequency radiation. Each of Lessor and Lessee shall take all reasonable precautions to avoid interference or hindrance to and with the operations of the other party hereto. In this regard, each party hereto agrees to eliminate, without cost to the other party hereto, any interference or hindrance to such other party's operation. Maintenance and repair of Lessee's Property shall be performed only by a reputable contractor and in accordance with the provisions of subsections (d), (e), and (f) hereof.

                  (b) Lessor retains the right to inspect Lessee's Property during normal business hours upon reasonable notice to Lessee, except that, in the event of an emergency, as determined by Lessor, Lessor may enter at any time, giving notice of such emergency to Lessee as soon as is practical. In the event that Lessor reasonably determines that Lessee has not maintained Lessee's Property and equipment in good order and repair according to industry standards, and that such repairs are necessary for the safety of the Tower or the Tower Site, or the prevention of interference with Lessor or any other user of the Tower or any other broadcaster, Lessor may, at its option, make such emergency repairs to the property as it deems reasonably necessary, and any amount expended by Lessor therefor shall be reimbursed to it by Lessee immediately upon presentation of a statement and shall be deemed additional rent. Lessor shall not be liable for inconvenience, disturbance, loss of business, or other damage to Lessee by reason of repairing any of Lessee's Property which Lessee has failed to properly maintain.

                  (c) With respect to the non-emergency repairs which Lessor, in its reasonable discretion, determines that Lessee should make to maintain Lessee's Property and equipment in good order, and that such repairs are necessary for the safety of the Tower or the Tower Site, or the prevention of interference with Lessor, in violation of the terms of this Agreement, Lessor shall so notify Lessee in writing, specifying the maintenance and repairs required to be performed by Lessee. In the event that, within ten (10) business days following such written notice (or such longer period as may be reasonably necessary taking into account all facts and circumstances), Lessee shall not have performed such maintenance and repairs, Lessor may, at its sole option, make such repairs as it deems reasonably necessary, and any amount expended by Lessor therefor shall be deemed additional rent. Lessor shall not be liable for inconvenience, disturbance, loss of business, or other damage to Lessee by reason of repairing the property and equipment of Lessee which Lessee has failed to properly maintain.

                  (d) No work (including electrical work), except for emergency repairs that Lessee shall perform to return to, or maintain the station on air in the event of a failure, will be performed by the Lessee in connection with the installation, alteration, maintenance, repair, or removal of any of Lessee's transmission lines, antenna, and other equipment on the Tower unless the Lessee submits to Lessor a copy of the proposed contract and also detailed plans and specifications of the work to be done, and both the contract and the plans and specifications have been approved in writing by Lessor not to be unreasonably withheld, delayed or conditioned. Lessee, upon demand therefor by Lessor, agrees to pay Lessor as additional rent all amounts reasonably expended by Lessor in connection with review of any such contract, plans, and specifications.

                  (e) With respect to any work to be performed by or on behalf of Lessee in connection with the installation, alteration, maintenance, repair, or removal of any equipment on the Tower (including any ascension of the Tower), or in or about the Tower Site. Lessee may only employ a contractor who has been approved in writing and in advance by Lessor. Lessor agrees that it will not unreasonably withhold its approval of any contractor who has the requisite experience and industry standard insurance coverage and who will, at the sole option of Lessor, provide a bond to cover any work which it has been retained to perform. Lessor agrees to consult on call in any emergency situation and immediately give its approval or disapproval.

                  (f) All work by or on behalf of the Lessee or Lessor shall be carried out (i) in a good and workmanlike manner; (ii) in accordance with established engineering standards and public ordinances, rules, and regulations applicable to such work, including, without limitation, any rules, regulations, or guidelines of the FCC implementing the National Environmental Policy Act of 1969, pertaining to electromagnetic or radio frequency radiation;
(iii) in accordance with plans and specifications, including mechanical and electrical drawings, which have been submitted to and approved in writing and in advance by Lessor; and (iv) in accordance with Lessor's security procedures with respect to protection of the Tower Site.

                  (g) Notwithstanding the receipt of the approvals by Lessor as required in this paragraph, Lessee shall not be relieved of its responsibilities and liabilities for interference or otherwise as herein provided, nor shall said approval be deemed a waiver of any other rights of Lessor under this Lease.

                  (h) In the event that any notice of lien or lien shall be filed against any part of the Tower Site for work claimed to have been done or materials claimed to have been furnished to Lessee, the same shall be dismissed, withdrawn, discharged or bonded (to Lessor's reasonable satisfaction) by Lessee within thirty (30) days thereafter at Lessee's expense; and if Lessee shall fail to take such action as shall cause such lien to be discharged within thirty (30) days, Lessor may, at its option, discharge the same by deposit or by bonding proceedings. Lessor may require the lienor to prosecute the appropriate action to enforce the lienor's claim. In such case, Lessor shall give immediate notice to Lessee of such pending action or proceeding so that Lessee may have an opportunity to legally contest or defend the action or proceeding. If, after such notice to Lessee, a judgment is recovered on the claim, Lessor, at its sole option, may pay the judgment. Any reasonable amount paid or expense incurred or sum of money paid by Lessor (including reasonable attorney's fees) by reason of the failure of Lessee to comply with the foregoing provisions of this paragraph, or in defending any such action, shall be paid to Lessor by Lessee, and shall be treated as additional rent hereunder.

         8.02 AT EXPIRATION OR TERMINATION. At the expiration or termination of this Lease, Lessee shall promptly surrender possession of the Tower Space to Lessor in as good a condition as the same were received at the commencement of the term, reasonable wear and tear and damage by fire or other casualty beyond Lessee's reasonable control excepted.

         9.       MAINTENANCE OF TOWER.

                  9.01     MAINTENANCE OF TOWER.

                           (a)     Lessor shall maintain the Tower in good y
security policies reasonably established from time to time by Lessor.

                           (b)     Lessor assumes the obligation and
responsibility for complying with trequirements of the FCC regarding obstruction, marking and lighting of the Tower. Lessor shall maintain the Tower and support systems in good repair and in good operating condition in accordance with the requirements of governmental authorities.

                           (c)     In the event that Lessor determines that
repairs, alterations, or improare necessary or desirable to the Tower or the leased spaces of other tenants, Lessor may, upon reasonable notice and for the shortest practical period of time (except for emergency situations), close entrance doors, common areas, drive-ways, rights-of-way, service areas, parking areas, or any other facilities at its discretion without being liable to Lessee; provided that if any of the above would restrict Lessee's ability to broadcast, Lessor shall use reasonable efforts to restrict any closure or interruption pursuant to this Section 9.02 to the hours of 1:00 a.m. to 5:00 a.m.. The closing of entrances, doors, common areas, parking areas, or other facilities for the making of the repairs, alterations, or improvements described herein shall, under no circumstances, constitute an eviction of the Lessee or be grounds for termination of this Lease or the withholding of any rental payments or other payments or performances required to be paid or made by Lessee under the terms hereof, provided, Lessor shall use reasonable efforts to ensure that any action taken in accordance with this paragraph shall not adversely affect the rights of Lessee hereunder. Under no such circumstances shall Lessee be entitled to terminate this Lease nor shall it be entitled to compensation for any loss or damage it may sustain (including loss of use, loss of advertising/sponsorship revenues, and consequential damages) by reason of such changes or alterations.

         10.      ALTERATIONS BY LESSEE.

                  10.01    ALTERATIONS.

                           (a)       Lessee shall have the right, at its own
expense, to make such changes and alterations in the Lessee's Property situated on the Tower, subject to Paragraph 8.01 and Paragraph 11 hereof, as its operations may require, including the renovation, replacement, or removal of its antenna; provided, however, that such changes or alterations conform with recognized engineering standards and, if necessary, have been approved by the FCC and any other authority having jurisdiction over Lessee; and provided further, that plans and specifications are first submitted to and approved in writing by Lessor. Lessee shall make no changes in the equipment or equipment position without such approval, and Lessor shall not unreasonably fail to give such approval within ten (10) business days.

                           (b)     This Lease is based upon carefully computed
tower loading capacity. If any change proposed by Lessee in the type, location, or positioning of Lessee's Property should, in Lessor's judgment, require a computer or other type of feasibility study to determine Tower loading capacity, such study shall be performed by an engineer chosen by Lessor, and approved by Lessee (such approval not to be unreasonably withheld, delayed or conditioned) whose decision shall be final and binding upon both parties. The cost of such study or any other costs reasonably incurred by Lessor in determining the feasibility of any proposed change or alteration in the type, location, or positioning of Lessee's Property shall be borne entirely by Lessee.

         11.      INTERFERENCE.

                  11.01    PRELIMINARY STEPS TO AVOID INTERFERENCE.

         Before Lessee shall make any new installation on the Tower Space or on the Tower after the date hereof, notification of the particulars of such proposed installation shall be submitted to Lessor hereto and any other lessees or users of Tower space whose names and addresses are supplied to Lessee by Lessor in writing, and the Lessor and such other users will be requested to advise, in writing, the Lessee and Lessor, as applicable, within ten (10) days after receipt of such notification, whether they have any reasonable objections thereto on the grounds that objectionable interference may result; provided, this Section 11.01 shall not apply to any currently installed Lessee's Property or its replacement, maintenance or repair. If the Lessor or any other user shall reasonably object within this period to such plans and Lessee is unwilling to alter its plans to meet the objections, the dispute shall be submitted to an independent professional engineer chosen by Lessor, and such engineers decision shall be final and binding upon all parties. The cost of any such studies shall be borne by Lessee.

                  11.02 INTERFERENCE WITH LESSOR, LESSEE, OR OTHERS. Notwithstanding the provisions of Paragraph 11.01, should any change, after the date hereof, in the facilities or mode of operation of Lessee or Lessee's failure to comply with the Maintenance Standards, as defined in Paragraph 11.04, cause any objectionable electrical or physical interference (including interference from any other structure erected on the Tower Site) to the television and/or radio broadcasting and/or receiving operations of any other lessee, then, promptly after written notification of such interference, the Lessee, at its sole expense, will take such steps as may be reasonably required to correct such interference, including, but not limited to, changing frequency, ceasing transmission, reducing power, and/or the installation of any filters or other equipment, provided that, if such interference is caused, after the date hereof, by the failure of the Lessor or any other lessee suffering the interference to comply with the Maintenance Standards, as defined in Paragraph 11.04, then Lessor shall, or shall cause the other lessee suffering the interference, at its sole expense, to comply with such Maintenance Standards. Any dispute as to the cause of interference, or the steps reasonably required to correct it, arising under this Paragraph. 11.02, shall be submitted to an independent professional engineer chosen by Lessor, and such engineer's decision shall be final and binding upon the parties. If such interference is found to be caused by such changed facilities or operation, the fees and charges of the engineer to whom the dispute is referred shall be borne by the party whose changed facilities or mode of operations gave rise to the claimed interference. If such interference is found not to be caused by such changed facilities or operations, the fees and charges of the engineer to whom the dispute is referred shall be borne by the objecting party. All other leases and/or agreements to lease space at the Tower Site shall contain this language.

                  11.03 INTERFERENCE BY OTHER USER. Any subsequent agreement under which Lessor allows any other person to occupy any portion of the Tower shall provide that, should the installation, operation, or maintenance of the equipment or the activities of such other person cause any objectionable interference with the operations of Lessor or Lessee, then, promptly after written notification of such, such other tenant or user, at its sole expense, will take such steps as may be reasonably necessary to correct such interference, including, but not limited to, changing frequency, ceasing transmission, reducing power, and/or the installation of any filter or other equipment, provided that if such interference is caused by the failure of any other lessee to comply with the Maintenance Standards, as defined in Paragraph 11.04, such other lessee will, at its sole expense, comply with such Maintenance Standards. To the best of its ability, Lessor shall not permit any operations by other tenants, the effect of which would be to prohibit Lessee from operating in the manner contemplated herein, without the prior written consent of Lessee. Lessor shall have no liability for any action or omission taken upon reasonable reliance on the recommendation of qualified engineering personnel. Lessor agrees that it will take commercially reasonable efforts to ensure that the installation, operation or maintenance of its equipment which is installed after the commencement date of this Lease on, in or around the Tower shall not cause any objectionable interference with the operations of Lessee. Immediately upon notification of such interference by Lessee, Lessor shall at its sole expense take such steps as may be reasonably necessary to correct such interference, including, but not limited to, changing frequency, ceasing transmission, reducing power, and/or the installation of any filter or other equipment.

                  11.04 DEFINITION OF "MAINTENANCE STANDARDS". For the purposes of this Lease, compliance with "Maintenance Standards" shall mean that a tenant or user of the Tower shall (a) maintain and operate its equipment in accordance with the requirements, rules, regulations, and guidelines of the FCC, and the standards of manufacturers of the equipment; and (b) maintain and operate its equipment in accordance with good engineering practice.

         12.      UTILITIES.

                  12.01 UTILITIES. Subject to the required approvals and cooperation of any governmental authority or public utilities, Lessee shall arrange and be responsible for the installation and provision of electrical and telephone lines serving Lessee's Property at any building on the Tower Site owned by Lessor. Lessee shall be responsible for procurement of and payment for all telephone services as described in Paragraph 5.03 and used by Lessee.

         13.      TAXES.

                  13.01 PAYMENT OF TAXES. Lessee shall pay all real estate taxes, assessments, or levies assessed or imposed against the Tower Site (including the Tower Space), and all taxes which may be assessed against the Tower and any buildings thereon. [Foregoing obligation is subject to $200,000 12-month limit when aggregated with other borrowers under Credit Agreement per of First Amendment to Credit Agreement]. Lessee shall pay all personal property or other taxes assessed or imposed on Lessee's Property, and shall cooperate with Lessor to ensure that such property is properly separated from that of Lessor or other tenants for assessment purposes.

         14.      INSURANCE.

                  14.01 PUBLIC LIABILITY. Lessee shall procure and maintain comprehensive public liability insurance, naming Lessor as an additional insured as its interests shall appear, covering all of the Lessee's operations and activities on the Tower Space, including but not limited to, the operations of contractors and subcontractors and the operation of vehicles and equipment (including the Tower elevator), with limits of liability for the term of this Lease of not less than Five Million Dollars ($5,000,000.00) in the aggregate for personal injury or death in any occurrence and not less than Five Million Dollars ($5,000,000.00) to cover property damage, with a liability umbrella of not less than One Million Dollars ($1,000,000.00). Certificates evidencing such insurance shall be furnished to Lessor upon its request. The amounts specified hereunder shall be revised every five (5) years to such amounts as Lessor may reasonably require upon the advice of its insurance consultants. [Foregoing obligation is subject to $200,000 12-month limit when aggregated with other borrowers under Credit Agreement per 1.5D of First Amendment to Credit Agreement].

                  14.02 CONTRACTOR LIABILITY. Lessee shall also cause the contractors erecting, installing, or maintaining Lessee's Property or performing any other work for Lessee on the Tower Site to procure reasonable public liability insurance acceptable to Lessor and naming the Lessee and Lessor as named insureds. Certificates evidencing such insurance shall be furnished to Lessor in advance of any work being performed.

                  14.03 TOWER INSURANCE. Lessee shall procure and maintain physical damage insurance on the Tower in an amount sufficient to repair or replace the Tower with such coverage to be on an "All Risks" basis, including, without limitation, coverage for the perils of fire, lightning, windstorm, hall, flood, earthquake, collapse, explosion, aircraft and vehicle damage, vandalism, and malicious mischief. [Foregoing obligation is subject to $200,000 12-month limit when aggregated with other borrowers under Credit Agreement per 1.5D of First Amendment to Credit Agreement]. Lessee shall be solely responsible for its insurance on Lessee's Property, together with business interruption insurance.

                  14.04 TOWER DAMAGE. In the event that the Tower is destroyed or damaged by fire, lightning, windstorm, flood, earthquake, explosion, collapse, aircraft, or other vehicle damage or other casualty covered by insurance, Lessor shall promptly reconstruct or repair the Tower to such good condition as existed before the destruction or damage, and give possession to Lessee of substantially the same space leased hereunder. Lessee shall promptly pay over to Lessor any insurance proceeds it receives from insurance policies Lessee is required to procure under Section 14.03 hereof for the purpose of use by Lessor to fund reconstruction of the Tower as required of Lessor under this
Section 14.04. If the Tower is in need of such repair or is so damaged by fire, lightning, windstorm, flood, earthquake, explosion, aircraft or other vehicle damage, collapse, or other casualty that reconstruction or repair cannot reasonably be undertaken without dismantling Lessee's antenna, then upon written notice to Lessee, Lessor may remove any such antenna and interrupt the signal activity of Lessee, but will use its best efforts to have the antenna replaced as soon as reasonably possible.
Lessor agrees to provide Lessee alternative space, if available, on the Tower during such reconstruction/repair period. If such space is not available, then Lessee shall be responsible for procuring its own alternative space. No monetary or other rental shall be due pursuant to the terms of this Lease for such time as Lessee is unable to conduct its broadcasting activities on the Tower without significant diminution of signal quality as a result of such total or partial destruction or damage or need of repair, and Lessor shall refund to Lessee any rent paid in advance for such time. Should Lessor not either (a) inform Lessee in writing within ninety (90) days of the date of destruction of Lessor's intent to replace the Tower or (b) replace the Tower within one (1) year if Lessor has provided the notice described in clause (a) above, of the date of destruction, or repair the same within such shorter time period after the casualty as may be reasonable, then Lessee, upon thirty (30) days' written notice to Lessor, may terminate this Lease, provided if Lessor has provided the notice described in clause (a) above, Lessee must make such election within one hundred twenty (120) days prior to the expiration of said repair or replacement period. Lessee agrees that it shall maintain adequate business interruption insurance at all times during the term of this Lease to adequately protect it from any interruption of signal activities due to Tower damage (including costs of reinstallation of its equipment and lines), and Lessor shall have no liability on account of such business interruption or reinstallation costs due to damage or destruction under this paragraph.

         15.      EMINENT DOMAIN.

                           (a)     In the event that all of the Tower (or any
portion of the Tower necessary for the guy wires, or other appurtenances necessary to Lessee's broadcasting operations) is acquired or transferred or condemned pursuant to eminent domain proceedings (or the threat thereof), the obligation of the parties under this Lease shall be terminated as of the date of acquisition or transfer. Lessor shall be entitled to the entire condemnation award. If Lessor determines to build a new tower as a replacement for the Tower on the condemned property, Lessor agrees to provide space on the new tower reasonably comparable to the space leased to Lessee pursuant to this Lease on terms reasonably equivalent to the terms of this Lease.

                           (b)     In the event that this Lease is terminated
due to eminent domain proceedings, then Lessee shall be relieved of any further obligations to make any rental payments or performances for any period after the date of such termination of this Lease; and subject to offset or withholding by Lessor to cover any unpaid additional rent or other authorized charges which may be owed through the date of termination, Lessee shall be entitled to a refund of any advance rental sums which it has paid in proportion to the period of the Lease through such date of termination.

         16.      SUCCESSORS AND ASSIGNMENT.

                  16.01 SUCCESSORS. All rights and liabilities herein given to or imposed upon the respective parties hereto shall, to the extent that such are assignable, extend to and bind the several and respective successors and assigns of the parties hereto.

                  16.02 ASSIGNMENT. Lessee shall not assign, sublet, or transfer this Lease or any interest therein, or permit or allow through any act or default of itself, or of any other person, any transfer thereof by operations of law or otherwise without the prior written consent of Lessor except:

                           (a)     Lessee may assign this Lease to any bona fide
third party purchaser of substantially all the assets comprising of Lessee's radio station broadcasting from the Tower Site, who shall execute an assignment and assumption agreement in form reasonably acceptable to Lessor; and

                           (b)     Lessee may assign or transfer all or a
portion of the assets of Lessee, including this Lease, to any corporation controlling, controlled by, or under common control with, Lessee.

                           (c)     Any assignment or subletting by Lessee except
as permitted herein shall be void and of no effect. Any permitted assignment shall not relieve Lessee of any of its liabilities hereunder. A change in control of Lessee, but not the mortgaging by Lessee of its rights hereunder, shall constitute an assignment of this Lease. Lessor agrees to enter into documentation reasonably requested by any lender to Lessee in connection with Lessee's mortgaging of its rights hereunder.

                                   (d)     Lessor may assign or transfer this
Lease without the consent of Lessee, but shall notify Lessee following any transfer or assignment.

         17. RIGHT TO REMOVE LESSEE'S PROPERTY IN EVENT OF TERMINATION. In the event either party elects to terminate this Lease in accordance with the provisions herein or at the expiration of the term hereof, Lessee or its mortgagee shall have the right to remove Lessee's Property, except any fixtures (it being specifically understood and agreed that Lessee's antenna, transmitters, transmission line, and similar broadcasting equipment shall not be deemed fixtures) on the Tower Space within thirty (30) days of such termination. Such removal shall be conducted in accordance with Paragraph 8.01 hereof Lessee shall promptly repair any and all damage caused by such removal. Any of Lessee's Property remaining on the Tower Space after the expiration of the thirty (30) day period shall be deemed to be the property of Lessor, which Lessor may have removed at Lessee's expense.

         18.      LESSOR'S PROTECTION.

                  18.01    DEFAULT BY LESSEE.

                           (a)     If Lessee shall make default in making any
payment herein provided for and any such default shall continue for a period of ten (10) business days after written notice to Lessee, or if Lessee shall make default in the performance of any obligation of Lessee herein (other than as to payment of money) and any such default shall continue for a period of thirty
(30) days after written notice to Lessee, or if Lessee shall file a voluntary petition in bankruptcy, or if Lessee shall file any petition or institute any proceedings under any Insolvency or Bankruptcy Act or any amendment thereto hereafter made, seeking to effect its reorganization or a composition with its creditors, or if, in any proceedings based on the insolvency of Lessee or relating to bankruptcy proceedings, a receiver or trustee shall be appointed for Lessee or the Tower Space, or if any proceedings shall be commenced for the reorganization of Lessee (which, in the case of involuntary proceedings, are not dismissed or stayed within 30 days of the commencement thereof), or if the leasehold estate created hereby shall be taken on execution or by any process of law, or if Lessee shall admit in writing its inability to pay its obligations generally as they become due, then Lessor may, at its option, terminate this Lease without notice, and declare all amounts due or to become due hereunder immediately due and payable, and Lessor's agents and servants may immediately, or any time thereafter, reenter the Tower Space by reasonably necessary force, summary proceedings, or otherwise, and remove all persons and properly therein, without being liable to indictment, prosecution, or damage therefor, and Lessee hereby expressly waives the service of any notice in writing of intention to reenter said Tower Space. Lessor may, in addition to any other remedy provided by law or permitted herein, at its option, relet the Tower Space (or any part thereof) on behalf of Lessee, applying any monies collected first to the payment of expenses of resuming or obtaining possession, and, second, to the payment of the costs of placing the premises in rentable condition, including any leasing commission, and, third, to the payment of rent due hereunder, and any other damages due to the Lessor. Any surplus remaining thereafter shall be paid to Lessee, and Lessee shall remain liable for any deficiency in rental, the amount of which deficiency shall be paid upon demand therefor to Lessor.

                           (b)     Should Lessor re-enter and terminate
according to the provisions of this subparagraph, Lessor may remove and store the Lessee's Property at the expense and for the account of Lessee. Alternatively, Lessor may sell, or cause to be sold, Lessee's Property at public sale to the highest bidder for cash, and remove from the proceeds of such sale any rent or other payment then due Lessor under this Lease. Any disposition of the Lessee's Property pursuant thereto shall be subject to the rights of any lender to Lessee holding a mortgage on Lessee's Property and shall be made in a manner that is commercially reasonable within the meaning of the Uniform Commercial Code as in effect in the State of Florida at the time of such disposition.

         19.      INDEMNIFICATION.

                           (a)     Each party warrants and represents that it
has the authority to enter into this Lease and to grant the rights it grants hereunder, and that performance of its obligations pursuant to this Lease will not violate the rights of any third party whatsoever. Lessee agrees to indemnify and defend Lessor against any claim for damages, losses, liabilities, costs, or expenses, including reasonable attorney's fees, arising (a) out of any breach by Lessee of its warranties, representations, or covenants under this Lease; (b) out of the use, management, or occupancy of the Tower Space by Lessee, its agents, or invitees; (c) out of any omissions, negligence or willful misconduct of Lessee, its agents, servants, employees, licensees, or invitees; (d) out of failure of Lessee to comply with any laws, statutes, ordinances, or regulations;
(e) out of Lessee's failure to maintain equipment in proper working order; and
(f) out of Lessee's failure to comply with any of its other obligations under the terms of this Lease.

                           (b)     Lessor agrees to indemnify and defend Lessee
against any claim for damages, losses, liabilities, costs, or expenses, including reasonable attorney's fees, arising (a) out of any breach by Lessor of its warranties, representations, or covenants under this Lease; (b) out of the use, management, or occupancy of the Tower Space by Lessor, its agents, or invitees; (c) out of any omissions, negligence or willful misconduct of Lessor, its agents, servants, employees, licensees, or invitees; (d) out of failure of Lessor to comply with any laws, statutes, ordinances, or regulations; (e) out of Lessor's failure to maintain equipment in proper working order; and (f) out of Lessor's failure to comply with any of its other obligations under the terms of this Lease.

                           (c)     Any party seeking indemnification hereunder
("Indemnified Party") shall provide the other party ("Indemnifying Party") reasonably prompt notice of known claims giving rise to any claim for indemnity, and the Indemnifying Party shall have the right and opportunity to undertake the legal defense of such claims. The Indemnified Party and its counsel may nevertheless participate in (but not control) such proceedings, negotiations, or defense at its own expense. In all such cases, the Indemnified Party will give all reasonable assistance to the Indemnifying Party, including making the Indemnified Party's employees and documents available as reasonably requested without charge.

         20.      ESTOPPEL CERTIFICATE AND ATTORNMENT.

                  20.01 ESTOPPEL CERTIFICATE. Within ten (10) days after either party's request, the other party shall deliver, executed in recordable form, a declaration to any person designated by the requesting party (a) ratifying this Lease; (b) stating the commencement and termination dates; and
(c) certifying (i) that this Lease is in full force and effect, and has not been assigned, modified, supplemented, or amended (except by such writings as shall be stated); (ii) that all conditions under this Lease to be performed have been satisfied (stating exceptions, if any); (iii) that no defenses or offsets against the enforcement of this Lease by the requesting party exist (or stating those claimed); (iv) advance rent, if any, paid by Lessee; (v) the date to which rent has been paid; (vi) the amount of security deposited with Lessor (if hereafter applicable for any reason); and (vii) such other information as the requesting party reasonably requires. Persons receiving such statements shall be entitled to rely upon them.

                  20.02 ATTORNMENT. Lessee shall, in the event of a sale or assignment of Lessor's interest in any of the Tower Space, or, if any of the Tower Space comes into the hands of any Trustee under a Deed of Trust or a mortgagee or any other person, whether because of a foreclosure, exercise of a power of sale under a mortgage or Deed of Trust, or otherwise, attorn to the purchaser or such mortgagee, Trustee, or other person, and recognize the same as Landlord hereunder. Lessee shall execute at Lessor's request any attornment agreement reasonably required by any mortgagee, Trustee, or other such person to be executed containing such provisions as such mortgagee, Trustee, or other person reasonably requires, provided, however, that such attornment shall not modify the terms of this Lease.

                  20.03 FAILURE TO EXECUTE INSTRUMENTS. Either party's failure, without good and reasonable cause, to execute instruments or certificates provided for in this Paragraph

20, within fifteen (15) days after the receipt by such party of a written request, shall be a default under his Lease.

         21.      MISCELLANEOUS.

                  21.01 RELATIONSHIP OF PARTIES. Nothing contained herein and no acts of the parties herein shall be deemed or construed as creating any relationship between the parties hereto other than the relationship of Lessor and Lessee or Landlord and Tenant.

                  21.02 GOVERNING LAW. This Lease shall be governed and construed and enforced in accordance with the laws of the State of Florida.

                  21.03 CAPTIONS. The captions contained in this Lease are included solely for convenience and shall in no event affect or be used in connection with the interpretation of this Lease.

                  21.04 AMENDMENTS. This Lease only may be amended or modified as may be agreed upon by written instrument executed by the parties hereto.

                  21.05 INTEREST AND ATTORNEY'S FEES. All sums becoming due or payable under this Lease, including all money expended pursuant to the provisions hereof or on account of any default in the performance and observance of any agreements or covenants herein, shall bear interest at the rate of eight and one-half percent (8.5%) per annum (or at such lesser rate which is the maximum permitted by applicable law) from thirty (30) days after the date such sums become due or payable, or, in the event one of the parties expends money because of a default by the other, from thirty (30) days after the date the defaulting party received written notice that such money was expended.

                  The prevailing party shall be entitled to its reasonable attorney's fees to collect any payment or to compel any performance ultimately held to be due under the provisions of this Lease.

                  21.06 BROKERS AND THIRD PARTIES. Each party represents that it has not had dealings with any real estate broker or other person who may claim a commission or finder's fee with respect to this Lease in any manner. Each party shall hold harmless the other party from all damages resulting from any claims that may be asserted against the Indemnified Party by any broker, finder, or other person with whom the Indemnifying Party has or purportedly has dealt.

                  21.07 NOTICES. Notices given pursuant to this Lease shall be in writing and shall be given by actual delivery or by mailing the same to the party entitled thereto at the addresses set forth below or at any such other address as any Party may designate in writing to any other Party pursuant to the provisions of this paragraph. Notice given by mail shall be sent by United States mail, certified or registered, return receipt requested or by nationally recognized courier serviced providing receipt of delivery. Notices shall be deemed to be received on the date of actual receipt, in the case of personal delivery, or on the date of mailing, in the case of mailing. Notices shall be served or mailed to the following addresses, subject to change as provided above:

            If to the Lessor:                  Beasley Family Towers, Inc.
                                               3033 Riviera Drive, Suite 200
                                               Naples, FL 34103
                                               Attn:    Ms. B. Caroline Beasley
                                               Secretary
                                               Phone:   (941) 263-5000
                                               Fax:     (941) 434-8950


            With a copy (which shall not constitute notice) to:

                                               Joseph D. Sullivan, Esq.
                                               Latham & Watkins
                                               1001 Pennsylvania Ave., N.W.
                                               Washington, DC 20004-2505
                                               Phone:   (202) 637-2200
                                               Fax:     (202) 637-2201

            If to the Lessee:                  Beasley FM Acquisition Corp.
                                               3033 Riviera Drive, Suite 200
                                               Naples, FL 34103
                                               Attn: Mr. George G. Beasley
                                               Chief Executive Officer
                                               Phone:   (941) 263-5000
                                               Fax:     (941) 434-8950



                  21.08 WAIVER. It is agreed that the waiving of any of the covenants of this Lease by either party shall be limited to the particular instance, and shall not be deemed to waive any other breaches of such covenant or any provision herein contained.

                  21.09 ACCORD AND SATISFACTION. No receipt of money by Lessor after the termination of this Lease or after the service of any notice or after the commencement of any suit reinstates, continues, or extends the term of this Lease or affects any such notice or suit.

                  21.10 LIMITATION OF LIABILITY. Except as otherwise expressly stated herein, Lessor shall not be liable or responsible to the Lessee or to anyone claiming under or through the Lessee for any loss or damage caused by the acts or omissions of any other tenants or any other users of the Tower, or Tower Site, or for any loss or damage to Lessee's Property caused by fire, water, bursting pipes, leaking gas, sewage, steam pipes, drains, ice, or materials falling from the Tower, or the malfunction of any utility, facility, or installation, or by reason of any other existing condition or defect in the Tower Space; nor shall Lessor be liable or responsible to the Lessee for any injury or damage suffered by the Lessee and allegedly caused by technical interference with the Lessee's operations, by the activities of any other tenants or users of the Tower and Tower Site, or any other broadcasters. Except for Lessor's own negligent acts, willful misconduct or for breaches of its obligations under this Agreement, Lessor shall not be liable to Lessee, or to any other person for property damage or personal injury, including death. Lessor shall not be liable under any circumstances for loss of use, loss of sponsorship or advertising revenue, or any other consequential damages sustained by Lessee.

                  21.11 PARTIAL INVALIDITY. The invalidity of any provision, clause, or phrase contained in this Lease shall not serve to render the balance of this Lease ineffective or void; and the same shall be construed as if such had not been herein set forth.

                  21.12 DOCUMENTARY STAMPS. Lessee shall bear the cost of any documentary stamps occasioned by this Lease should it wish to record this Lease.

                  21.13 RULES AND REGULATIONS. Lessor may from time to time issue such rules and regulations in writing which it may consider necessary and desirable. Lessee agrees to abide by such rules and regulations so long as they do not unreasonably interfere with Lessee's use and occupancy of the Tower Space or conflict with this Lease.

                  21.14 FORCE MAJEURE. Lessor assumes no responsibility for any losses or damages to Lessee's Property caused by acts of God, including, but not limited to, wind, lightning, rain, ice, earthquake, floods, or rising water, or by aircraft or vehicle damage. Lessor furthermore assumes no responsibility for losses or damages to Lessee's Property caused by any person other than employees and agents of Lessor. In the event that Lessor shall be delayed, hindered in or prevented from the performance of any act required hereunder by reason of acts of God (including, but not limited to, wind, lightning, rain, ice, earthquake, flood, or rising water), aircraft or vehicle damage or other casualty, unforeseen soil conditions, acts of third parties who are not employees of Lessor, strikes, lock-outs, labor troubles, inability to procure material, failure of power, governmental actions, laws or regulations, riots, insurrection, war, or other reasons beyond its control, then the performance of such act shall be excused for the period of delay and the period for performance of any such act shall be extended for a period equivalent to the period of such delay.

                  21.15 ENTIRE AGREEMENT. This Lease, together with its Exhibits, constitutes and sets forth the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous offers, negotiations, and agreements (whether oral or written) between the parties (or any of their related entities) concerning the subject matter of this Lease.

                  21.16 COUNTERPARTS AND DUPLICATES. This Lease may be executed in counterparts, which, when combined, shall constitute a single instrument. The Lease may also be executed in duplicate editions, each of which shall be effective as an original.

         IN WITNESS WHEREOF, the parties have hereunto set their respective hands and seals, as of the day and year first above written.



ATTEST:                    `                         LESSOR:

                                                     BEASLEY FAMILY TOWERS, INC.

                                                     By:                                       (SEAL)
--------------------------------                         --------------------------------------
Witness                                                  Name:   B. Caroline Beasley
                                                          Title: Secretary



                                                     LESSEE:

                                                     BEASLEY FM ACQUISITION CORP.



                                                     By:                                         (SEAL)
--------------------------------                         --------------------------------------
Witness                                                    Name:  George G. Beasley
                                                           Title: Chief Executive Officer

                                   EXHIBIT A

                         DESCRIPTION OF THE TOWER SITE

WRXK-FM

All of that Tract or Parcel of land lying and being in the East half (E1/2) of the Northwest Quarter (NW 1/4) of Section 28, Township 46 South, Range 25 East, Lee County, Florida, and being more particularly described as follows:

Commencing at the Northeast corner of the Northwest Quarter (NW 1/4) of said
Section 28, run North 89 degrees 12'00" West along the North line of Section 28 for a distance of 256.67 feet to a concrete monument at the point of beginning; said corner lying on the Northwesterly right-of-way line of a 40 foot roadway easement; thence South 30 degrees 34'30" West along the Northwesterly line of said 40 foot roadway easement 615.00 feet; thence North 29 degrees 18'45" West,
617.09 feet to the North line of said Section; thence South 89 degrees 18'00" East along said Section line 615.00 feet to the Norhwesterly line of said 40 foot roadway easement and the point of beginning.

Together with the rights, privileges and the use of the following described 40 foot roadway easement.

Commencing at the Northeast corner of the Northwest Quarter (NW 1/4) of Section 28, Township 46 South, Range 25 East, run North 89 degrees 12'00" West along the North line of said Section, 210.59 feet to the Southeasterly line of a 40 foot roadway easement and the point of beginning; thence run South 30 degrees 34'30" West along the Southeasterly line of said roadway easement 1038.0 feet to the Northeasterly right-of-way line of U. S. #41 (State Road #45) new alignment; thence North 56 degrees 02'00" West along said right-of-way line 40.07 feet to the Northwesterly line of said 40 foot roadway easement; thence North 30 degrees 34'30" East along said Easement line 1012.75 feet to the North line of Section 28 of said Township and range; thence South 89 degrees 12'00" East along said Section line 46.08 feet to the Southeasterly line of said 40 foot roadway easement and the point of beginning.

Description of Ingress-Egress and Utility Easement Area:

A portion of lands described in official records Book 1238, Page 1903, lying in the East 1/2 of the Northwest 1/4 of Section 28, Township 46 South, Range 25 East, Lee County, Florida, and being more particularly described as follows:

Commence at the Northeast corner of the Northwest 1/4 of said Section 28, proceed North 89 degrees 12'00" West along the North line of Section 28 a distance of 256.67 feet; thence South 30 degrees 34'05" West along the Westerly right-of-way line of a 40 foot roadway easement (as described in O.R.B. 1238, Page 1903, Lee County, Florida) a distance of 527.48 feet to the point of beginning; thence continue South 30 degrees 34'05" West along said right-of-way line a distance of 20.33 feet; thence North 49 degrees 03'31" West a distance of 38.58 feet; thence North 35 degrees 36'36" West a distance of 125.83 feet; thence North 11 degrees 49'52 West a distance of 119.12 feet; thence North

23 degrees 07'25" East a distance of 76.27 feet: thence North 52 degrees 56'39" East a distance of 89.87 feet; thence South 56 degrees 49'08" East a distance of
57.04 feet; thence South 33 degrees 18'52" West a distance of 20.00 feet; thence North 56 degrees 49'08" West a distance of 42.93 feet; thence South 52 degrees 56'39" West a distance of 70.48 feet; thence South 23 degrees 07'25" West a distance of 64.64 feet; thence South 11 degrees 49'52" East a distance of 108.61 feet; thence South 35 degrees 36'36" East a distance of 119.26 feet; thence South 49 degrees 03'31" East a distance of 32.56 feet to the point of beginning.

                                   EXHIBIT B

WRXK-FM

That certain five hundred (500) foot communications tower situated on a tract of land more particularly described as follows:

All of that Tract or Parcel of land lying and being in the East half (E 1/2) of the Northwest Quarter (NW 1/4) of Section 28, Township 46 South, Range 25 East, Lee County, Florida, and being more particularly described as follows:

Commencing at the Northeast corner of the Northwest Quarter (NW 1/4) of said
Section 28, run North 89 degrees 12'00" West along the North line of Section 28 for a distance of 256.67 feet to a concrete monument at the point of beginning; said corner lying on the Northwesterly right-of-way line of a 40 foot roadway easement; thence South 30 degrees 34'30" West along the Northwesterly line of said 40 foot roadway easement 615.00 feet; thence North 29 degrees 18'45" West,
617.09 feet to the North line of said Section; thence South 89 degrees 18'00" East along said Section line 615.00 feet to the Norhwesterly line of said 40 foot roadway easement and the point of beginning.

Together with the rights, privileges and the use of the following described 40 foot roadway easement.

Commencing at the Northeast corner of the Northwest Quarter (NW 1/4) of Section 28, Township 46 South, Range 25 East, run North 89 degrees 12'00" West along the North line of said Section, 210.59 feet to the Southeasterly line of a 40 foot roadway easement and the point of beginning; thence run South 30 degrees 34'30" West along the Southeasterly line of said roadway easement 1038.0 feet to the Northeasterly right-of-way line of U. S. #41 (State Road #45) new alignment; thence North 56 degrees 02'00" West along said right-of-way line 40.07 feet to the Northwesterly line of said 40 foot roadway easement; thence North 30 degrees 34'30" East along said Easement line 1012.75 feet to the North line of Section 28 of said Township and range; thence South 89 degrees 12'00" East along said Section line 46.08 feet to the Southeasterly line of said 40 foot roadway easement and the point of beginning.

                                   EXHIBIT C

                           DESCRIPTION OF TOWER SPACE

                                   EXHIBIT D

                           DESCRIPTION OF TOWER SPACE

                        LEASE AGREEMENT (O&L - WZFX-FM)

         THIS LEASE AGREEMENT ("Lease"), made this ____ day of February, 2000 by and between BEASLEY FAMILY TOWERS, INC., a Delaware corporation ("Lessor"), and BEASLEY FM ACQUISITION CORP., a Delaware corporation ("Lessee").

                                  WITNESSETH:

         WHEREAS, Lessor owns a communications tower as such tower is described on Exhibit B attached hereto ("Tower"), on a certain tract of real estate located at Whiteville, North Carolina, as such land is more fully described in Exhibit A attached hereto (hereinafter referred to as the "Tower Site"; the term "Tower Site" shall also include any appurtenant easements on such land);

         WHEREAS, Lessor desires to lease the space on the Tower for the purpose of Lessee's radio broadcast transmission activities; and

         WHEREAS, Lessee wishes to lease such space from Lessor.

         NOW, THEREFORE, IN CONSIDERATION OF the foregoing and the mutual covenants herein contained, the parties hereto agree as follows:

         1.       LEASE COMMENCEMENT.

                  1.01 COMMENCEMENT OF TERM. The term of this Lease and the payment of rent and other performances in accordance with the terms of this Lease shall commence on the date hereof.

                  1.02 EXHIBITS. All Exhibits referred to in this Lease are incorporated herein by reference.

         2.       DESCRIPTION OF THE LEASEHOLD.

                  2.01 TOWER SPACE. Lessor hereby leases to Lessee, and Lessee leases from Lessor, space on the Tower, as such space is described on Exhibit C attached hereto, for the purposes of the broadcast transmission of WZFX-FM, Whiteville, North Carolina (the "Tower Space").

                  2.02     OWNERSHIP OF PROPERTY; ACCESS.

                           (a)     Except as otherwise provided for herein
below as "Lessee's Property" (as defined below), all tenant improvements including all fixtures and trade fixtures shall become the property of the Lessor, and shall remain with the Tower Space after the Lessee vacates same.

                           (b)     The Lessee's antenna, transmission line, and
other equipment, together with any replacements thereof and modifications and additions thereto, which are permitted hereunder, shall be and remain Lessee's Property, and are hereinafter referred to as "Lessee's Property". Lessee will be solely responsible for the maintenance of Lessee's Property, including all expenses associated with such repair.

                           (c)     Lessee shall have reasonable right of access
to the Tower Space at all times in emergency situations and whenever reasonably necessary for equipment maintenance and repair. Lessee shall also have reasonable rights of access at any time to the Tower Space for ingress, egress, utilities, the locating and usage of cabling and related equipment, operations, maintenance, repair or remodeling, or other engineering purposes.

         3.       PERMITTED USES.

                  3.01     BY LESSEE.

                           (a)     Subject to all appropriate government
approvals, including the Federal Communications Commission ("FCC"), the Tower Space may be used only for activities related to the operation of radio broadcast stations. Such operations, shall be conducted in accordance with the standards imposed by the FCC and any other governmental body with authority over such transmission and operations.

                           (b)     Except as expressly permitted by this Lease
and unless prior written approval of Lessor has been given, Lessee shall not construct or make any improvements or install any equipment on the Tower. Lessee may repair and maintain equipment as it deems necessary to its operations within Lessee's space in all respects in compliance with the terms hereof. The Tower Space, Lessee's interior and exterior equipment, and all other improvements shall be maintained in an orderly and professional manner.

                  3.02     BY LESSOR.

                           (a)     Subject to the rights elsewhere granted to
Lessee in this Lease and with prior notice to Lessee and no loss of service or interruption (beyond a temporary, non-recurring and de minimis amount), Lessor reserves the right to use the Tower, at its own expense, as it sees fit and to fasten additional equipment to the Tower for any purpose, including the right to install transmitting and/or receiving antennas of others; provided that Lessor shall use reasonable efforts to restrict any loss of Lessee's service or interruption pursuant to this Section 3.02(a) to the hours of 1:00 a.m. to 5:00 a.m.

                           (b)     Subject to the rights elsewhere granted to
Lessee in this Lease, Lessor shall have the right to use for itself or lease to others the remainder of the Tower Site or use of any of the improvements thereon, space on the Tower or in any building constructed by Lessor for any purpose, including, but not limited to, any kind of broadcasting or communication, simultaneous transmissions on AM, FM, SSB, VBIF, UHF, and/or microwave frequencies, and all rental revenues received therefrom shall belong exclusively to Lessor. Prior to permitting the fastening of a material amount of additional equipment, Lessor shall cause a structural analysis of the Tower to be conducted by a reputable mechanical consultant chosen by Lessor in order to ensure that any such additions conform to recognized engineering standards.

                           (c)     Except as expressly provided for herein,
Lessor shall have no liability for any action or omission taken in exercise of its rights hereunder upon reasonable reliance on recommendation of its engineering personnel.

                           (d)     Subject to the terms of this Lease, Lessor
also reserves the right to erect one (1) or more additional towers on the Tower Site.

         4.       TERM.

                  4.01 TERM. This Lease shall have a term of twenty (20) years from the Commencement Date established in Paragraph 1.01 hereof.

         5.       RENT.

                  5.01 RENTAL. Lessee shall pay rent for each consecutive twelve-month period beginning on the Commencement Date (each a "Lease Year") during the term of this Lease. Such rental payment shall be payable in equal and successive monthly installments in advance beginning with the Commencement Date and continuing thereafter on the first day of each month during the term of this Lease, such rental payments to be made according to the following schedule:


   --------------------------------------------------------------------------
      Lease Year       Rent Per Lease Year                   Monthly Rent
   --------------------------------------------------------------------------
       1                     $21,422.16                      $1,785.18
   --------------------------------------------------------------------------
       2                     $21,422.16                      $1,785.18
   --------------------------------------------------------------------------
       3                     $21,422.16                      $1,785.18
   --------------------------------------------------------------------------
       4                     $21,422.16                      $1,785.18
   --------------------------------------------------------------------------
       5                     $21,422.16                      $1,785.18
   --------------------------------------------------------------------------
       6                     $21,422.16                      $1,785.18
   --------------------------------------------------------------------------
       7                     $21,422.16                      $1,785.18
   --------------------------------------------------------------------------
       8                     $21,422.16                      $1,785.18
   --------------------------------------------------------------------------
       9                     $21,422.16                      $1,785.18
   --------------------------------------------------------------------------
       10                    $21,422.16                      $1,785.18
   --------------------------------------------------------------------------
       11                    $21,422.16                      $1,785.18
   --------------------------------------------------------------------------
       12                    $21,422.16                      $1,785.18
   --------------------------------------------------------------------------
       13                    $21,422.16                      $1,785.18
   --------------------------------------------------------------------------
       14                    $21,422.16                      $1,785.18
   --------------------------------------------------------------------------
       15                    $21,422.16                      $1,785.18
   --------------------------------------------------------------------------
       16                    $21,422.16                      $1,785.18
   --------------------------------------------------------------------------
       17                    $21,422.16                      $1,785.18
   --------------------------------------------------------------------------
       18                    $21,422.16                      $1,785.18
   --------------------------------------------------------------------------
       19                    $21,422.16                      $1,785.18
   --------------------------------------------------------------------------
       20                    $21,422.16                      $1,785.18
   --------------------------------------------------------------------------

                  5.02 PAYMENT OF RENTALS. Rentals to be paid hereunder shall be paid monthly in lawful money of the United States of America and shall be paid in advance on the first day of each month during the term of this Lease by crediting the payment owed to Lessee by Lessor under that certain Promissory Note made by Lessor in favor of Lessee dated _______, 2000, on the first day of each month during the term of this Lease. In the event of prepayment of the Promissory Note by Lessor or other action resulting in amounts equal to any monthly rental payment not being concurrently due from Lessor under the Promissory Note, then Lessee shall pay the monthly rental amount in advance on the first day of the month in question by mailing payment to the Lessor c/o Beasley Family Tower, Inc., 3303 Riviera Drive, Suite 200, Naples, FL 34103,
Attn: Ms. Caroline Beasley, or to such other person or address as Lessor may in writing direct. The payment of the monthly rental for the first month of the term of this Lease shall be prorated based on the number of days remaining in such month, including the first day on which this Lease become effective.

                  5.03 ELECTRICITY AND OTHER UTILITIES. In addition to the payments prescribed under Section 5.01 of this Lease, Lessee shall pay for its own telephone lines and service, electrical service (including electrical service to the Tower used by Lessee as measured by a separate electrical meter at Lessee's expense). Lessor shall pay for the electrical service to the Tower for the Tower lighting.

         6.       AUTHORITY.

                  6.01 QUIET ENJOYMENT. Lessor represents and warrants that it has the full power and authority to enter into this Lease, and covenants and agrees that Lessee, upon paying the rents described herein and observing and keeping the covenants, agreements, and stipulations of this Lease on Lessee's part to be observed and kept, shall lawfully, peaceably, and quietly hold, occupy, and enjoy the Tower Space, and all other rights and privileges granted herein, without hindrance, eviction, or molestation by Lessor or any party claiming by or through Lessor.

                  6.02 LESSEE'S APPROVAL. Lessee represents and warrants that it has the full power and authority to enter into and perform this Lease. Any and all necessary corporate resolutions, encumbrance certificates, etc., shall be supplied by Lessee upon the request of Lessor.

         7.       PERMITS.

                  7.01 PERMITS. Lessor shall obtain all necessary licenses or permits in connection with the Tower Space except that Lessee shall obtain, at its own expense, any and all necessary licenses or permits from such governmental authorities as shall have jurisdiction in connection with the (b) the operations, installation, repair, alteration, or replacement of Lessee's equipment (including, without limitation, Lessee's antenna and transmission and/or receiving equipment); or (c) with any of Lessee's activities thereon or contemplated by this Lease. At Lessor's request, Lessee shall furnish Lessor with copies of same, and shall abide by the terms and provisions of such licenses and permits.

         8.       MAINTENANCE OF TOWER SPACE AND LESSEE'S PROPERTY.


                  8.01     DURING TERM OF LEASE.

                           (a)     Lessee, at its own cost and expense, shall
maintain and repair Lessee's Property, including specifically its antenna, related equipment, transmission lines, transmitters, and other equipment. Lessor shall perform the same tasks with respect to the Tower. All such maintenance shall be conducted by the parties in accordance with good engineering standards and in conformity with the requirements of the FCC or any other body having jurisdiction over the Lessee and its property, including, without limitation, any rules, regulations, or guidelines of the FCC implementing the National Environmental Policy Act of 1969 pertaining to electromagnetic or radio frequency radiation. Each of Lessor and Lessee shall take all reasonable precautions to avoid interference or hindrance to and with the operations of the other party hereto. In this regard, each party hereto agrees to eliminate, without cost to the other party hereto, any interference or hindrance to such other party's operation. Maintenance and repair of Lessee's Property shall be performed only by a reputable contractor and in accordance with the provisions of subsections (d), (e), and (f) hereof.

                           (b)     Lessor retains the right to inspect Lessee's
Property during normal business hours upon reasonable notice to Lessee, except that, in the event of an emergency, as determined by Lessor, Lessor may enter at any time, giving notice of such emergency to Lessee as soon as is practical. In the event that Lessor reasonably determines that Lessee has not maintained Lessee's Property and equipment in good order and repair according to industry standards, and that such repairs are necessary for the safety of the Tower or the Tower Site, or the prevention of interference with Lessor or any other user of the Tower or any other broadcaster, Lessor may, at its option, make such emergency repairs to the property as it deems reasonably necessary, and any amount expended by Lessor therefor shall be reimbursed to it by Lessee immediately upon presentation of a statement and shall be deemed additional rent. Lessor shall not be liable for inconvenience, disturbance, loss of business, or other damage to Lessee by reason of repairing any of Lessee's Property which Lessee has failed to properly maintain.

                           (c)     With respect to the non-emergency repairs
which Lessor, in its reasonable discretion, determines that Lessee should make to maintain Lessee's Property and equipment in good order, and that such repairs are necessary for the safety of the Tower or the Tower Site, or the prevention of interference with Lessor, in violation of the terms of this Agreement, Lessor shall so notify Lessee in writing, specifying the maintenance and repairs required to be performed by Lessee. In the event that, within ten
(10) business days following such written notice (or such longer period as may be reasonably necessary taking into account all facts and circumstances), Lessee shall not have performed such maintenance and repairs, Lessor may, at its sole option, make such repairs as it deems reasonably necessary, and any amount expended by Lessor therefor shall be deemed additional rent. Lessor shall not be liable for inconvenience, disturbance, loss of business, or other damage to Lessee by reason of repairing the property and equipment of Lessee which Lessee has failed to properly maintain.

                           (d)     No work (including electrical work), except
for emergency repairs that Lessee shall perform to return to, or maintain the station on air in the event of a failure, will be performed by the Lessee in connection with the installation, alteration, maintenance, repair, or removal of any of Lessee's transmission lines, antenna, and other equipment on the Tower unless the Lessee submits to Lessor a copy of the proposed contract and also detailed plans and specifications of the work to be done, and both the contract and the plans and specifications have been approved in writing by Lessor not to be unreasonably withheld, delayed or conditioned. Lessee, upon demand therefor by Lessor, agrees to pay Lessor as additional rent all amounts reasonably expended by Lessor in connection with review of any such contract, plans, and specifications.

                           (e)     With respect to any work to be performed by
or on behalf of Lessee in connection with the installation, alteration, maintenance, repair, or removal of any equipment on the Tower (including any ascension of the Tower), or in or about the Tower Site. Lessee may only employ a contractor who has been approved in writing and in advance by Lessor. Lessor agrees that it will not unreasonably withhold its approval of any contractor who has the requisite experience and industry standard insurance coverage and who will, at the sole option of Lessor, provide a bond to cover any work which it has been retained to perform. Lessor agrees to consult on call in any emergency situation and immediately give its approval or disapproval.

                           (f)     All work by or on behalf of the Lessee or
Lessor shall be carried out (i) in a good and workmanlike manner; (ii) in accordance with established engineering standards and public ordinances, rules, and regulations applicable to such work, including, without limitation, any rules, regulations, or guidelines of the FCC implementing the National Environmental Policy Act of 1969, pertaining to electromagnetic or radio frequency radiation; (iii) in accordance with plans and specifications, including mechanical and electrical drawings, which have been submitted to and approved in writing and in advance by Lessor; and (iv) in accordance with Lessor's security procedures with respect to protection of the Tower Site.

                           (g)     Notwithstanding the receipt of the approvals
by Lessor as required in this paragraph, Lessee shall not be relieved of its responsibilities and liabilities for interference or otherwise as herein provided, nor shall said approval be deemed a waiver of any other rights of Lessor under this Lease.

                           (h)     In the event that any notice of lien or lien
shall be filed against any part of the Tower Site for work claimed to have been done or materials claimed to have been furnished to Lessee, the same shall be dismissed, withdrawn, discharged or bonded (to Lessor's reasonable satisfaction) by Lessee within thirty (30) days thereafter at Lessee's expense; and if Lessee shall fail to take such action as shall cause such lien to be discharged within thirty (30) days, Lessor may, at its option, discharge the same by deposit or by bonding proceedings. Lessor may require the lienor to prosecute the appropriate action to enforce the lienor's claim. In such case, Lessor shall give immediate notice to Lessee of such pending action or proceeding so that Lessee may have an opportunity to legally contest or defend the action or proceeding. If, after such notice to Lessee, a judgment is recovered on the claim, Lessor, at its sole option, may pay the judgment. Any reasonable amount paid or expense incurred or sum of money paid by Lessor (including reasonable attorney's fees) by reason of the failure of Lessee to comply with the foregoing provisions of this paragraph, or in defending any such action, shall be paid to Lessor by Lessee, and shall be treated as additional rent hereunder.

                  8.02 AT EXPIRATION OR TERMINATION. At the expiration or termination of this Lease, Lessee shall promptly surrender possession of the Tower Space to Lessor in as good a condition as the same were received at the commencement of the term, reasonable wear and tear and damage by fire or other casualty beyond Lessee's reasonable control excepted.

         9.       MAINTENANCE OF TOWER.


                  9.01     MAINTENANCE OF TOWER.

                           (a)     Lessor shall maintain the Tower in good
repair. Lessee shall comply with any security policies reasonably established from time to time by Lessor.

                           (b)     Lessor assumes the obligation and
responsibility for complying with the requirements of the FCC regarding obstruction, marking and lighting of the Tower. Lessor shall maintain the Tower and support systems in good repair and in good operating condition in accordance with the requirements of governmental authorities.

                           (c)     In the event that Lessor determines that
repairs, alterations, or improvements are necessary or desirable to the Tower or the leased spaces of other tenants, Lessor may, upon reasonable notice and for the shortest practical period of time (except for emergency situations), close entrance doors, common areas, drive-ways, rights-of-way, service areas, parking areas, or any other facilities at its discretion without being liable to Lessee; provided that if any of the above would restrict Lessee's ability to broadcast, Lessor shall use reasonable efforts to restrict any closure or interruption pursuant to this Section 9.02 to the hours of 1:00 a.m. to 5:00 a.m.. The closing of entrances, doors, common areas, parking areas, or other facilities for the making of the repairs, alterations, or improvements described herein shall, under no circumstances, constitute an eviction of the Lessee or be grounds for termination of this Lease or the withholding of any rental payments or other payments or performances required to be paid or made by Lessee under the terms hereof, provided, Lessor shall use reasonable efforts to ensure that any action taken in accordance with this paragraph shall not adversely affect the rights of Lessee hereunder. Under no such circumstances shall Lessee be entitled to terminate this Lease nor shall it be entitled to compensation for any loss or damage it may sustain (including loss of use, loss of advertising/sponsorship revenues, and consequential damages) by reason of such changes or alterations.

         10.      ALTERATIONS BY LESSEE.

                  10.01    ALTERATIONS.

                           (a)       Lessee shall have the right, at its own
expense, to make such changes and alterations in the Lessee's Property situated on the Tower, subject to Paragraph 8.01 and Paragraph 11 hereof, as its operations may require, including the renovation, replacement, or removal of its antenna; provided, however, that such changes or alterations conform with recognized engineering standards and, if necessary, have been approved by the

FCC and any other authority having jurisdiction over Lessee; and provided further, that plans and specifications are first submitted to and approved in writing by Lessor. Lessee shall make no changes in the equipment or equipment position without such approval, and Lessor shall not unreasonably fail to give such approval within ten (10) business days.

                           (b)     This Lease is based upon carefully computed
tower loading capacity. If any change proposed by Lessee in the type, location, or positioning of Lessee's Property should, in Lessor's judgment, require a computer or other type of feasibility study to determine Tower loading capacity, such study shall be performed by an engineer chosen by Lessor, and approved by Lessee (such approval not to be unreasonably withheld, delayed or conditioned) whose decision shall be final and binding upon both parties. The cost of such study or any other costs reasonably incurred by Lessor in determining the feasibility of any proposed change or alteration in the type, location, or positioning of Lessee's Property shall be borne entirely by Lessee.

         11.      INTERFERENCE.

                  11.01            PRELIMINARY STEPS TO AVOID INTERFERENCE.

         Before Lessee shall make any new installation in the Tower Space or on the Tower after the date hereof, notification of the particulars of such proposed installation shall be submitted to Lessor hereto and any other lessees or users of space on the Tower whose names and addresses are supplied to Lessee by Lessor in writing, and the Lessor and such other users will be requested to advise, in writing, the Lessee and Lessor, as applicable, within ten (10) days after receipt of such notification, whether they have any reasonable objections thereto on the grounds that objectionable interference may result; provided, this Section 11.01 shall not apply to any currently installed Lessee's Property or its replacement, maintenance or repair. If the Lessor or any other user shall reasonably object within this period to such plans and Lessee is unwilling to alter its plans to meet the objections, the dispute shall be submitted to an independent professional engineer chosen by Lessor, and such engineers decision shall be final and binding upon all parties. The cost of any such studies shall be borne by Lessee.

                  11.02            INTERFERENCE WITH LESSOR, LESSEE, OR OTHERS.
Notwithstanding the provisions of Paragraph 11.01, should any change, after the date hereof, in the facilities or mode of operation of Lessee or Lessee's failure to comply with the Maintenance Standards, as defined in Paragraph 11.04, cause any objectionable electrical or physical interference (including interference from any other structure erected on the Tower Site) to the television and/or radio broadcasting and/or receiving operations of any other lessee, then, promptly after written notification of such interference, the Lessee, at its sole expense, will take such steps as may be reasonably required to correct such interference, including, but not limited to, changing frequency, ceasing transmission, reducing power, and/or the installation of any filters or other equipment, provided that, if such interference is caused, after the date hereof, by the failure of the Lessor or any other lessee suffering the interference to comply with the Maintenance Standards, as defined in Paragraph 11.04, then Lessor shall, or shall cause the other lessee suffering the interference, at its sole expense, to comply with such Maintenance Standards. Any dispute as to the cause of interference, or the steps reasonably required to correct it, arising under this

Paragraph 11.02, shall be submitted to an independent professional engineer chosen by Lessor, and such engineer's decision shall be final and binding upon the parties. If such interference is found to be caused by such changed facilities or operation, the fees and charges of the engineer to whom the dispute is referred shall be borne by the party whose changed facilities or mode of operations gave rise to the claimed interference. If such interference is found not to be caused by such changed facilities or operations, the fees and charges of the engineer to whom the dispute is referred shall be borne by the objecting party. All other leases and/or agreements to lease space at the Tower Site shall contain this language.

                  11.03 INTERFERENCE BY OTHER USER. Any subsequent agreement under which Lessor allows any other person to occupy any portion of the Tower shall provide that, should the installation, operation, or maintenance of the equipment or the activities of such other person cause any objectionable interference with the operations of Lessor or Lessee, then, promptly after written notification of such, such other tenant or user, at its sole expense, will take such steps as may be reasonably necessary to correct such interference, including, but not limited to, changing frequency, ceasing transmission, reducing power, and/or the installation of any filter or other equipment, provided that if such interference is caused by the failure of any other lessee to comply with the Maintenance Standards, as defined in Paragraph 11.04, such other lessee will, at its sole expense, comply with such Maintenance Standards. To the best of its ability, Lessor shall not permit any operations by other tenants, the effect of which would be to prohibit Lessee from operating in the manner contemplated herein, without the prior written consent of Lessee. Lessor shall have no liability for any action or omission taken upon reasonable reliance on the recommendation of qualified engineering personnel. Lessor agrees that it will take commercially reasonable efforts to ensure that the installation, operation or maintenance of its equipment which is installed after the commencement date of this Lease on, in or around the Tower shall not cause any objectionable interference with the operations of Lessee. Immediately upon notification of such interference by Lessee, Lessor shall at its sole expense take such steps as may be reasonably necessary to correct such interference, including, but not limited to, changing frequency, ceasing transmission, reducing power, and/or the installation of any filter or other equipment.

                  11.04 DEFINITION OF "MAINTENANCE STANDARDS". For the purposes of this Lease, compliance with "Maintenance Standards" shall mean that a tenant or user of the Tower shall (a) maintain and operate its equipment in accordance with the requirements, rules, regulations, and guidelines of the FCC, and the standards of manufacturers of the equipment; and (b) maintain and operate its equipment in accordance with good engineering practice.

         12.      UTILITIES.

                  12.01 UTILITIES. Subject to the required approvals and cooperation of any governmental authority or public utilities, Lessee shall arrange and be responsible for the installation and provision of electrical and telephone lines serving Lessee's Property at any building on the Tower Site owned by Lessor. Lessee shall be responsible for procurement of and payment for all telephone services as described in Paragraph 5.03 and used by Lessee.

         13.      TAXES.

                  13.01 PAYMENT OF TAXES. Lessee shall pay all real estate taxes, assessments, or levies assessed or imposed against the Tower Site (including the Tower Space), and all taxes which may be assessed against the Tower and any buildings thereon. [Foregoing obligation is subject to $200,000 12-month limit when aggregated with other borrowers under Credit Agreement per 1.5D of First Amendment to Credit Agreement]. Lessee shall pay all personal property or other taxes assessed or imposed on Lessee's Property, and shall cooperate with Lessor to ensure that such property is properly separated from that of Lessor or other tenants for assessment purposes.

         14.      INSURANCE.

                  14.01 PUBLIC LIABILITY. Lessee shall procure and maintain comprehensive public liability insurance, naming Lessor as an additional insured as its interests shall appear, covering all of the Lessee's operations and activities on the Tower Space, including but not limited to, the operations of contractors and subcontractors and the operation of vehicles and equipment (including the Tower elevator), with limits of liability for the term of this Lease of not less than Five Million Dollars ($5,000,000.00) in the aggregate for personal injury or death in any occurrence and not less than Five Million Dollars ($5,000,000.00) to cover property damage, with a liability umbrella of not less than One Million Dollars ($1,000,000.00). Certificates evidencing such insurance shall be furnished to Lessor upon its request. The amounts specified hereunder shall be revised every five (5) years to such amounts as Lessor may reasonably require upon the advice of its insurance consultants. [Foregoing obligation is subject to $200,000 12-month limit when aggregated with other borrowers under Credit Agreement per 1.5D of First Amendment to Credit Agreement].

                  14.02 CONTRACTOR LIABILITY. Lessee shall also cause the contractors erecting, installing, or maintaining Lessee's Property or performing any other work for Lessee on the Tower Site to procure reasonable public liability insurance acceptable to Lessor and naming the Lessee and Lessor as named insureds. Certificates evidencing such insurance shall be furnished to Lessor in advance of any work being performed.

                  14.03 TOWER INSURANCE. Lessee shall procure and maintain physical damage insurance on the Tower in an amount sufficient to repair or replace the Tower with such coverage to be on an "All Risks" basis, including, without limitation, coverage for the perils of fire, lightning, windstorm, hall, flood, earthquake, collapse, explosion, aircraft and vehicle damage, vandalism, and malicious mischief. [Foregoing obligation is subject to $200,000 12-month limit when aggregated with other borrowers under Credit Agreement per 1.5D of First Amendment to Credit Agreement]. Lessee shall be solely responsible for its insurance on Lessee's Property together with business interruption insurance.

                  14.04 TOWER DAMAGE. In the event that the Tower is destroyed or damaged by fire, lightning, windstorm, flood, earthquake, explosion, collapse, aircraft, or other vehicle damage or other casualty covered by insurance, Lessor shall promptly reconstruct or repair the Tower to such good condition as existed before the destruction or damage, and give possession to Lessee of substantially the same space leased hereunder. Lessee shall promptly pay over to Lessor any insurance proceeds it receives from insurance policies Lessee is required to procure under Section 14.03 hereof for the purpose of use by Lessor to fund reconstruction of the Tower as required of Lessor under this Section 14.04. If the Tower is in need of such repair or is so damaged by fire, lightning, windstorm, flood, earthquake, explosion, aircraft or other vehicle damage, collapse, or other casualty that reconstruction or repair cannot reasonably be undertaken without dismantling Lessee's antenna, then upon written notice to Lessee, Lessor may remove any such antenna and interrupt the signal activity of Lessee, but will use its best efforts to have the antenna replaced as soon as reasonably possible. Lessor agrees to provide Lessee alternative space, if available, on the Tower during such reconstruction/repair period. If such space is not available, then Lessee shall be responsible for procuring its own alternative space. No monetary or other rental shall be due pursuant to the terms of this Lease for such time as Lessee is unable to conduct its broadcasting activities on the Tower without significant diminution of signal quality as a result of such total or partial destruction or damage or need of repair, and Lessor shall refund to Lessee any rent paid in advance for such time. Should Lessor not either (a) inform Lessee in writing within ninety (90) days of the date of destruction of Lessor's intent to replace the Tower or (b) replace the Tower within one (1) year if Lessor has provided the notice described in clause (a) above, of the date of destruction, or repair the same within such shorter time period after the casualty as may be reasonable, then Lessee, upon thirty (30) days' written notice to Lessor, may terminate this Lease, provided if Lessor has provided the notice described in clause (a) above, Lessee must make such election within one hundred twenty (120) days prior to the expiration of said repair or replacement period. Lessee agrees that it shall maintain adequate business interruption insurance at all times during the term of this Lease to adequately protect it from any interruption of signal activities due to Tower damage (including costs of reinstallation of its equipment and lines), and Lessor shall have no liability on account of such business interruption or reinstallation costs due to damage or destruction under this paragraph.

         15.      EMINENT DOMAIN.

                           (a)     In the event that all of the Tower (or any
portion of the Tower necessary for the guy wires, or other appurtenances necessary to Lessee's broadcasting operations) is acquired or transferred or condemned pursuant to eminent domain proceedings (or the threat thereof), the obligation of the parties under this Lease shall be terminated as of the date of acquisition or transfer. Lessor shall be entitled to the entire condemnation award. If Lessor determines to build a new tower as a replacement for the Tower on the condemned property, Lessor agrees to provide space on the new tower reasonably comparable to the space leased to Lessee pursuant to this Lease on terms reasonably equivalent to the terms of this Lease.

                           (b)     In the event that this Lease is terminated
due to eminent domain proceedings, then Lessee shall be relieved of any further obligations to make any rental payments or performances for any period after the date of such termination of this Lease; and subject to offset or withholding by Lessor to cover any unpaid additional rent or other authorized charges which may be owed through the date of termination, Lessee shall be entitled to a refund of any advance rental sums which it has paid in proportion to the period of the Lease through such date of termination.

         16.      SUCCESSORS AND ASSIGNMENT.

                  16.01 SUCCESSORS. All rights and liabilities herein given to or imposed upon the respective parties hereto shall, to the extent that such are assignable, extend to and bind the several and respective successors and assigns of the parties hereto.

                  16.02 ASSIGNMENT. Lessee shall not assign, sublet, or transfer this Lease or any interest therein, or permit or allow through any act or default of itself, or of any other person, any transfer thereof by operations of law or otherwise without the prior written consent of Lessor except:

                           (a)     Lessee may assign this Lease to any bona
fide third party purchaser of substantially all the assets comprising of Lessee's radio station broadcasting from the Tower Site, who shall execute an assignment and assumption agreement in form reasonably acceptable to Lessor; and

                           (b)     Lessee may assign or transfer all or a
portion of the assets of Lessee, including this Lease, to any corporation controlling, controlled by, or under common control with, Lessee.

                           Any assignment or subletting by Lessee except as
permitted herein shall be void and of no effect. Any permitted assignment shall not relieve Lessee of any of its liabilities hereunder. A change in control of Lessee, but not the mortgaging by Lessee of its rights hereunder, shall constitute an assignment of this Lease. Lessor agrees to enter into documentation reasonably requested by any lender to Lessee in connection with Lessee's mortgaging of its rights hereunder.

                           Lessor may assign or transfer this Lease without the
consent of Lessee, but shall notify Lessee following any transfer or assignment.

         17. RIGHT TO REMOVE LESSEE'S PROPERTY IN EVENT OF TERMINATION. In the event either party elects to terminate this Lease in accordance with the provisions herein or at the expiration of the term hereof, Lessee or its mortgagee shall have the right to remove Lessee's Property, except any fixtures (it being specifically understood and agreed that Lessee's antenna, transmitters, transmission line, and similar broadcasting equipment shall not be deemed fixtures) on the Tower Space within thirty (30) days of such termination. Such removal shall be conducted in accordance with Paragraph 8.01 hereof Lessee shall promptly repair any and all damage caused by such removal. Any of Lessee's Property remaining on the Tower Space after the expiration of the thirty (30) day period shall be deemed to be the property of Lessor, which Lessor may have removed at Lessee's expense.

         18.      LESSOR'S PROTECTION.

                  18.01    DEFAULT BY LESSEE.

                           (a)     If Lessee shall make default in making any
payment herein provided for and any such default shall continue for a period of ten (10) business days after written notice to Lessee, or if Lessee shall make default in the performance of any obligation of Lessee herein (other than as to payment of money) and any such default shall continue for a period of thirty (30) days after written notice to Lessee, or if Lessee shall file a voluntary petition in bankruptcy, or if Lessee shall file any petition or institute any proceedings under any Insolvency or Bankruptcy Act or any amendment thereto hereafter made, seeking to effect its reorganization or a composition with its creditors, or if, in any proceedings based on the insolvency of Lessee or relating to bankruptcy proceedings, a receiver or trustee shall be appointed for Lessee or the Tower Space, or if any proceedings shall be commenced for the reorganization of Lessee (which, in the case of involuntary proceedings, are not dismissed or stayed within 30 days of the commencement thereof), or if the leasehold estate created hereby shall be taken on execution or by any process of law, or if Lessee shall admit in writing its inability to pay its obligations generally as they become due, then Lessor may, at its option, terminate this Lease without notice, and declare all amounts due or to become due hereunder immediately due and payable, and Lessor's agents and servants may immediately, or any time thereafter, reenter the Tower Space by reasonably necessary force, summary proceedings, or otherwise, and remove all persons and properly therein, without being liable to indictment, prosecution, or damage therefor, and Lessee hereby expressly waives the service of any notice in writing of intention to reenter said Tower Space. Lessor may, in addition to any other remedy provided by law or permitted herein, at its option, relet the Tower Space (or any part thereof) on behalf of Lessee, applying any monies collected first to the payment of expenses of resuming or obtaining possession, and, second, to the payment of the costs of placing the premises in rentable condition, including any leasing commission, and, third, to the payment of rent due hereunder, and any other damages due to the Lessor. Any surplus remaining thereafter shall be paid to Lessee, and Lessee shall remain liable for any deficiency in rental, the amount of which deficiency shall be paid upon demand therefor to Lessor.

                           (b)     Should Lessor re-enter and terminate
according to the provisions of this subparagraph, Lessor may remove and store the Lessee's Property at the expense and for the account of Lessee. Alternatively, Lessor may sell, or cause to be sold, Lessee's Property at public sale to the highest bidder for cash, and remove from the proceeds of such sale any rent or other payment then due Lessor under this Lease. Any disposition of the Lessee's Property pursuant thereto shall be subject to the rights of any lender to Lessee holding a mortgage on Lessee's Property and shall be made in a manner that is commercially reasonable within the meaning of the Uniform Commercial Code as in effect in the State of North Carolina at the time of such disposition.

         19.      INDEMNIFICATION.

                           (a)     Each party warrants and represents that it
has the authority to enter into this Lease and to grant the rights it grants hereunder, and that performance of its obligations pursuant to this Lease will not violate the rights of any third party whatsoever. Lessee agrees to indemnify and defend Lessor against any claim for damages, losses, liabilities, costs, or expenses, including reasonable attorney's fees, arising (a) out of any breach by Lessee of its warranties, representations, or covenants under this Lease; (b) out of the use, management, or occupancy of the Tower Space by Lessee, its agents, or invitees; (c) out of any omissions, negligence or willful misconduct of Lessee, its agents, servants, employees, licensees, or invitees;

(d) out of failure of Lessee to comply with any laws, statutes, ordinances, or regulations; (e) out of Lessee's failure to maintain equipment in proper working order; and (f) out of Lessee's failure to comply with any of its other obligations under the terms of this Lease.

                           (b)     Lessor agrees to indemnify and defend Lessee
against any claim for damages, losses, liabilities, costs, or expenses, including reasonable attorney's fees, arising (a) out of any breach by Lessor of its warranties, representations, or covenants under this Lease; (b) out of the use, management, or occupancy of the Tower Space by Lessor, its agents, or invitees; (c) out of any omissions, negligence or willful misconduct of Lessor, its agents, servants, employees, licensees, or invitees; (d) out of failure of Lessor to comply with any laws, statutes, ordinances, or regulations; (e) out of Lessor's failure to maintain equipment in proper working order; and (f) out of Lessor's failure to comply with any of its other obligations under the terms of this Lease.

                           (c)     Any party seeking indemnification hereunder
("Indemnified Party") shall provide the other party ("Indemnifying Party") reasonably prompt notice of known claims giving rise to any claim for indemnity, and the Indemnifying Party shall have the right and opportunity to undertake the legal defense of such claims. The Indemnified Party and its counsel may nevertheless participate in (but not control) such proceedings, negotiations, or defense at its own expense. In all such cases, the Indemnified Party will give all reasonable assistance to the Indemnifying Party, including making the Indemnified Party's employees and documents available as reasonably requested without charge.

         20.      ESTOPPEL CERTIFICATE AND ATTORNMENT.

                  20.01 ESTOPPEL CERTIFICATE. Within ten (10) days after either party's request, the other party shall deliver, executed in recordable form, a declaration to any person designated by the requesting party (a) ratifying this Lease; (b) stating the commencement and termination dates; and
(c) certifying (i) that this Lease is in full force and effect, and has not been assigned, modified, supplemented, or amended (except by such writings as shall be stated); (ii) that all conditions under this Lease to be performed have been satisfied (stating exceptions, if any); (iii) that no defenses or offsets against the enforcement of this Lease by the requesting party exist (or stating those claimed); (iv) advance rent, if any, paid by Lessee; (v) the date to which rent has been paid; (vi) the amount of security deposited with Lessor (if hereafter applicable for any reason); and (vii) such other information as the requesting party reasonably requires. Persons receiving such statements shall be entitled to rely upon them.

                  20.02 ATTORNMENT. Lessee shall, in the event of a sale or assignment of Lessor's interest in any of the Tower Space, or, if any of the Tower Space comes into the hands of any Trustee under a Deed of Trust or a mortgagee or any other person, whether because of a foreclosure, exercise of a power of sale under a mortgage or Deed of Trust, or otherwise, attorn to the purchaser or such mortgagee, Trustee, or other person, and recognize the same as Landlord hereunder. Lessee shall execute at Lessor's request any attornment agreement reasonably required by any mortgagee, Trustee, or other such person to be executed containing such provisions as such mortgagee, Trustee, or other person reasonably requires, provided, however, that such attornment shall not modify the terms of this Lease.

                  20.03 FAILURE TO EXECUTE INSTRUMENTS. Either party's failure, without good and reasonable cause, to execute instruments or certificates provided for in this Paragraph 20, within fifteen (15) days after the receipt by such party of a written request, shall be a default under his Lease.

         21.      MISCELLANEOUS.

                  21.01 RELATIONSHIP OF PARTIES. Nothing contained herein and no acts of the parties herein shall be deemed or construed as creating any relationship between the parties hereto other than the relationship of Lessor and Lessee or Landlord and Tenant.

                  21.02 GOVERNING LAW. This Lease shall be governed and construed and enforced in accordance with the laws of the State of North Carolina.

                  21.03 CAPTIONS. The captions contained in this Lease are included solely for convenience and shall in no event affect or be used in connection with the interpretation of this Lease.

                  21.04 AMENDMENTS. This Lease only may be amended or modified as may be agreed upon by written instrument executed by the parties hereto.

                  21.05 INTEREST AND ATTORNEY'S FEES. All sums becoming due or payable under this Lease, including all money expended pursuant to the provisions hereof or on account of any default in the performance and observance of any agreements or covenants herein, shall bear interest at the rate of eight and one half percent (8.5%) per annum (or at such lesser rate which is the maximum permitted by applicable law) from thirty (30) days after the date such sums become due or payable, or, in the event one of the parties expends money because of a default by the other, from thirty (30) days after the date the defaulting party received written notice that such money was expended.

                  The prevailing party shall be entitled to its reasonable attorney's fees to collect any payment or to compel any performance ultimately held to be due under the provisions of this Lease.

                  21.06 BROKERS AND THIRD PARTIES. Each party represents that it has not had dealings with any real estate broker or other person who may claim a commission or finder's fee with respect to this Lease in any manner. Each party shall hold harmless the other party from all damages resulting from any claims that may be asserted against the Indemnified Party by any broker, finder, or other person with whom the Indemnifying Party has or purportedly has dealt.

                  21.07 NOTICES. Notices given pursuant to this Lease shall be in writing and shall be given by actual delivery or by mailing the same to the party entitled thereto at the addresses set forth below or at any such other address as any Party may designate in writing to any other Party pursuant to the provisions of this paragraph. Notice given by mail shall be sent by United States mail, certified or registered, return receipt requested or by nationally recognized courier serviced providing receipt of delivery. Notices shall be deemed to be received on the date of actual receipt, in the case of personal delivery, or on the date of mailing, in the case of mailing. Notices shall be served or mailed to the following addresses, subject to change as provided above:

             If to the Lessor:                  Beasley Family Towers, Inc.
                                                3033 Riviera Drive, Suite 200
                                                Naples, FL  34103
                                                Attn:    Ms. B. Caroline Beasley
                                                Secretary
                                                Phone:   (941) 263-5000
                                                Fax:     (941) 434-8950


             With a copy (which shall not constitute notice) to:

                                                Joseph D. Sullivan, Esq.
                                                Latham & Watkins
                                                1001 Pennsylvania Ave., N.W.
                                                Washington, DC 20004-2505
                                                Phone:   (202) 637-2200
                                                Fax:     (202) 637-2201

             If to the Lessee:                  Beasley FM Acquisition Corp.
                                                3033 Riviera Drive, Suite 200
                                                Naples, FL  34103
                                                Attn:    Mr. George G. Beasley
                                                Chief Executive Officer
                                                Phone:   (941) 263-5000
                                                Fax:     (941) 434-8950

                  21.08 WAIVER. It is agreed that the waiving of any of the covenants of this Lease by either party shall be limited to the particular instance, and shall not be deemed to waive any other breaches of such covenant or any provision herein contained.

                  21.09 ACCORD AND SATISFACTION. No receipt of money by Lessor after the termination of this Lease or after the service of any notice or after the commencement of any suit reinstates, continues, or extends the term of this Lease or affects any such notice or suit.

                  21.10 LIMITATION OF LIABILITY, Except as otherwise expressly stated herein, Lessor shall not be liable or responsible to the Lessee or to anyone claiming under or through the Lessee for any loss or damage caused by the acts or omissions of any other tenants or any other users of the Tower, or Tower Site, or for any loss or damage to Lessee's Property caused by fire, water, bursting pipes, leaking gas, sewage, steam pipes, drains, ice, or materials falling from the Tower, or the malfunction of any utility, facility, or installation, or by reason of any other existing condition or defect in the Tower Space; nor shall Lessor be liable or responsible to the Lessee for any injury or damage suffered by the Lessee and allegedly caused by technical interference with the Lessee's operations, by the activities of any other tenants or users of the Tower and Tower Site, or any other broadcasters. Except for Lessor's own negligent acts, willful misconduct or for breaches of its obligations under this Agreement, Lessor shall not be liable to Lessee, or to any other person for property damage or personal injury, including death. Lessor shall not be liable under any circumstances for loss of use, loss of sponsorship or advertising revenue, or any other consequential damages sustained by Lessee.

                  21.11 PARTIAL INVALIDITY. The invalidity of any provision, clause, or phrase contained in this Lease shall not serve to render the balance of this Lease ineffective or void; and the same shall be construed as if such had not been herein set forth.

                  21.12 DOCUMENTARY STAMPS. Lessee shall bear the cost of any documentary stamps occasioned by this Lease should it wish to record this Lease.

                  21.13 RULES AND REGULATIONS. Lessor may from time to time issue such rules and regulations in writing which it may consider necessary and desirable. Lessee agrees to abide by such rules and regulations so long as they do not unreasonably interfere with Lessee's use and occupancy of the Tower Space or conflict with this Lease.

                  21.14 FORCE MAJEURE. Lessor assumes no responsibility for any losses or damages to Lessee's Property caused by acts of God, including, but not limited to, wind, lightning, rain, ice, earthquake, floods, or rising water, or by aircraft or vehicle damage. Lessor furthermore assumes no responsibility for losses or damages to Lessee's Property caused by any person other than employees and agents of Lessor. In the event that Lessor shall be delayed, hindered in or prevented from the performance of any act required hereunder by reason of acts of God (including, but not limited to, wind, lightning, rain, ice, earthquake, flood, or rising water), aircraft or vehicle damage or other casualty, unforeseen soil conditions, acts of third parties who are not employees of Lessor, strikes, lock-outs, labor troubles, inability to procure material, failure of power, governmental actions, laws or regulations, riots, insurrection, war, or other reasons beyond its control, then the performance of such act shall be excused for the period of delay and the period for performance of any such act shall be extended for a period equivalent to the period of such delay.

                  21.15 ENTIRE AGREEMENT. This Lease, together with its Exhibits, constitutes and sets forth the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous offers, negotiations, and agreements (whether oral or written) between the parties (or any of their related entities) concerning the subject matter of this Lease.

                  21.16 COUNTERPARTS AND DUPLICATES. This Lease may be executed in counterparts, which, when combined, shall constitute a single instrument. The Lease may also be executed in duplicate editions, each of which shall be effective as an original.

         IN WITNESS WHEREOF, the parties have hereunto set their respective hands and seals, as of the day and year first above written.



ATTEST:                                              LESSOR:

                                                     BEASLEY FAMILY TOWERS, INC.

                                                     By:                                       (SEAL)
--------------------------------                         --------------------------------------
Witness                                                   Name:   B. Caroline Beasley
                                                          Title: Secretary



                                                     LESSEE:

                                                     BEASLEY FM ACQUISITION CORP.



                                                     By:                                         (SEAL)
--------------------------------                         --------------------------------------
Witness                                                  Name:  George G. Beasley
                                                         Title: Chief Executive Officer

                                   EXHIBIT A

                           DESCRIPTION OF TOWER SITE

WZFX-FM

That certain tract of land more particularly described as follows:

Lying and being in Bladen County, North Carolina near the Town of Tar Heel, and being located in a part of a 145.1 acre tract of Land bounded on the south by N.C. Highway Number 87, on the west by the William Robeson Estate on the northeast by the Cape Fear River and on the southeast by Lands of Emily Myers Averitte, it being contemplated and understood that the area includes only a 2 acre portion of a cleared field lying south of a mill pond and dam area in said tract, with the central tower location to be within the cleared area of said field, with sufficient area for its guy wires, as appropriate, not to exceed the total 2 acres.

                                   EXHIBIT B

                              DESCRIPTION OF TOWER

WZFX-FM

That certain one thousand one hundred twenty-one (1121) foot communications tower situated on a tract of land more particularly described as follows:

Lying and being in Bladen County, North Carolina near the Town of Tar Heel, and being located in a part of a 145.1 acre tract of Land bounded on the south by N.C. Highway Number 87, on the west by the William Robeson Estate on the northeast by the Cape Fear River and on the southeast by Lands of Emily Myers Averitte, it being contemplated and understood that the area includes only a 2 acre portion of a cleared field lying south of a mill pond and dam area in said tract, with the central tower location to be within the cleared area of said field, with sufficient area for its guy wires, as appropriate, not to exceed the total 2 acres.

                                   EXHIBIT C

                           DESCRIPTION OF TOWER SPACE

                    [HAVE FM ANTENNA, STL AND EAS EQUIPMENT]

                        LEASE AGREEMENT (O&L - WIKS-FM)

         THIS LEASE AGREEMENT ("Lease"), made this ____ day of February, 2000 by and between BEASLEY FAMILY TOWERS, INC., a Delaware corporation ("Lessor"), and BEASLEY FM ACQUISITION CORP., a Delaware corporation ("Lessee").

                                  WITNESSETH:

         WHEREAS, Lessor owns two communications towers as such towers are described on Exhibit B (collectively, the "Towers") one of such Towers being a one hundred (100) foot Tower used to transmit to the main tower for WIKS-FM and called herein the "STL Tower", and the other Tower called herein the "Main Tower", both the Main Tower and STL Tower situated on a certain tract of real estate located at New Bern, North Carolina, as such land is more fully described in Exhibit A attached hereto (hereinafter referred to as the "Tower Site"; the term "Tower Site" shall also include any appurtenant easements on such land);

         WHEREAS, Lessor desires to lease the Tower for the purpose of Lessee's radio broadcast transmission activities; and

         WHEREAS, Lessee wishes to lease such Tower from Lessor therefor.

         NOW, THEREFORE, IN CONSIDERATION OF the foregoing and the mutual covenants herein contained, the parties hereto agree as follows:

         1.       LEASE COMMENCEMENT.

                  1.01 COMMENCEMENT OF TERM. The term of this Lease and the payment of rent and other performances in accordance with the terms of this Lease shall commence on the date hereof.

                  1.02 EXHIBITS. All Exhibits referred to in this Lease are incorporated herein by reference.

         2.       DESCRIPTION OF THE LEASEHOLD.

                  2.01 LEASED PREMISES. Lessor hereby leases to Lessee, and Lessee leases from Lessor, with a right of access thereto and parking therefor in accordance with Section 9:

                             (a) Space on the Main Tower as such space is
described on Exhibit C attached hereto, for the purposes of the broadcast transmission of WIKS-FM, New Bern, North Carolina ("WIKS").

                             (b) Space on the STL Tower, as such space is
described on Exhibit D attached hereto, for the purposes of transmitting the broadcast signal of WIKS from the STL Tower to the Main Tower;

                             (c)  The transmitter building on the Tower Site
used in the operation of WIKS, as more fully described in Exhibit E hereto, (the "WIKS Transmitter Building"), for the purposes of housing, operation and maintenance of transmitter and related equipment used in the operation of WIKS (such space "Lessee's WIKS Transmitter Building Space); and ;

                             (d)  The transmitter building on the Tower Site,
used in the operation of WXNR-FM ("WXNR"), as more particularly described in Exhibit F hereto (the "WXNR Transmitter Building"), for the purposes of the housing, operation and maintenance of transmitter and related equipment used in the operation of WXNR. The WXNR Transmitter Building, together with the WIKS Transmitter Building, collectively, called herein the "Transmitter Buildings".

                             (e)  All of the property leased under this
Paragraph 2.01 shall hereinafter be called the "Leased Premises".

                   2.02      OWNERSHIP OF PROPERTY; ACCESS.

                             (a)  Except for "Lessee's Property" (as defined
below) all tenant improvements including all fixtures and trade fixtures shall become the property of the Lessor, and shall remain with the Leased Premises after the Lessee vacates same.

                             (b)  The Lessee's antenna, transmission line, and
other equipment, together with any replacements thereof and modifications and additions thereto, which are permitted hereunder, shall be and remain Lessee's Property, and are hereinafter referred to as "Lessee's Property". Lessee will be solely responsible for the maintenance of Lessee's Property, including all expenses associated with such repair.

                             (c)  Lessee shall have reasonable right of access
to the Tower at all times in emergency situations and whenever reasonably necessary for equipment maintenance and repair. Lessee shall also have reasonable rights of access at any time to the Tower for ingress, egress, utilities, the locating and usage of cabling and related equipment, operations, maintenance, repair or remodeling, or other engineering purposes.

         3.   PERMITTED USES.

              3.01           BY LESSEE.

                             (a)  Subject to all appropriate government
approvals, including the Federal Communications Commission ("FCC"), the Leased Premises may be used only for activities related to the operation of radio broadcast stations. Such operations, shall be conducted in accordance with the standards imposed by the FCC and any other governmental body with authority over such transmission and operations.

                             (b)  Except as expressly permitted by this Lease
and unless prior written approval of Lessor has been given, Lessee shall not construct or make any improvements or install any equipment on the Leased Premises. Lessee may repair and maintain equipment as it deems necessary to its operations within Lessee's space in all respects in compliance with the terms hereof. The Leased Premises, Lessee's interior and exterior equipment, and all other improvements shall be maintained in an orderly and professional manner.


              3.02           BY LESSOR.

                             (a)  Subject to the rights elsewhere granted to
Lessee in this Lease and with prior notice to Lessee and no loss of service or interruption (beyond a temporary, non-recurring and de minimis amount), Lessor reserves the right to use the Leased Premises, at its own expense, as it sees fit and to fasten additional equipment to the Tower or Transmitter Buildings for any purpose, including the right to install transmitting and/or receiving antennas of others; provided that Lessor shall use reasonable efforts to restrict any loss of Lessee's service or interruption pursuant to this Section 3.02(a) to the hours of 1:00 a.m. to 5:00 a.m.

                             (b)  Subject to the rights elsewhere granted to
Lessee in this Lease, Lessor shall have the right to use for itself or lease to others the remainder of the Leased Premises or use of any of the improvements thereon, space in any building constructed by Lessor for any purpose, including, but not limited to, any kind of broadcasting or communication, simultaneous transmissions on AM, FM, SSB, VBIF, UHF, and/or microwave frequencies, and all rental revenues received therefrom shall belong exclusively to Lessor. Prior to permitting the fastening of a material amount of additional equipment, Lessor shall cause a structural analysis of the Tower to be conducted by a reputable mechanical consultant chosen by Lessor in order to ensure that any such additions conform to recognized engineering standards.

                             (c) Except as expressly provided for herein,
Lessor shall have no liability for any action or omission taken in exercise of its rights hereunder upon reasonable reliance on recommendation of its engineering personnel.

                             (d) Subject to the terms of this Lease, Lessor
also reserves the right to erect one (1) or more additional towers on the Tower Site.

         4.   TERM.

              4.01 TERM. This Lease shall have an term of twenty (20) years from the Commencement Date established in Paragraph 1.01 hereof.

         5.   RENT.

              5.01 RENTAL. Lessee shall pay rent for each consecutive twelve-month period beginning on the Commencement Date (each a "Lease Year") during the term of this Lease. Such rental payment shall be payable in equal and successive monthly installments in advance beginning with the Commencement Date and continuing thereafter on the first day of each month during the term of this Lease, such rental payments to be made according to the following schedule:

 ------------------------------------------------------------------------------
   Lease Year         Rent Per Lease Year               Monthly Rent
 ------------------------------------------------------------------------------
       1                   $54,043.80                   $4,503.65
 ------------------------------------------------------------------------------
       2                   $54,043.80                   $4,503.65
 ------------------------------------------------------------------------------
       3                   $54,043.80                   $4,503.65
 ------------------------------------------------------------------------------
       4                   $54,043.80                   $4,503.65
 ------------------------------------------------------------------------------
       5                   $54,043.80                   $4,503.65
 ------------------------------------------------------------------------------
       6                   $54,043.80                   $4,503.65
 ------------------------------------------------------------------------------
       7                   $54,043.80                   $4,503.65
 ------------------------------------------------------------------------------
       8                   $54,043.80                   $4,503.65
 ------------------------------------------------------------------------------
       9                   $54,043.80                   $4,503.65
 ------------------------------------------------------------------------------
       10                  $54,043.80                   $4,503.65
 ------------------------------------------------------------------------------
       11                  $54,043.80                   $4,503.65
 ------------------------------------------------------------------------------
       12                  $54,043.80                   $4,503.65
 ------------------------------------------------------------------------------
       13                  $54,043.80                   $4,503.65
 ------------------------------------------------------------------------------
       14                  $54,043.80                   $4,503.65
 ------------------------------------------------------------------------------
       15                  $54,043.80                   $4,503.65
 ------------------------------------------------------------------------------
       16                  $54,043.80                   $4,503.65
 ------------------------------------------------------------------------------
       17                  $54,043.80                   $4,503.65
 ------------------------------------------------------------------------------
       18                  $54,043.80                   $4,503.65
 ------------------------------------------------------------------------------
       19                  $54,043.80                   $4,503.65
 ------------------------------------------------------------------------------
       20                  $54,043.80                   $4,503.65
 ------------------------------------------------------------------------------




              5.02 PAYMENT OF RENTALS. Rentals to be paid hereunder shall be paid monthly in lawful money of the United States of America and shall be paid in advance on the first day of each month during the term of this Lease by crediting the payment owed to Lessee by Lessor under that certain Promissory Note made by Lessor in favor of Lessee dated ______, 2000, on the first day of each month during the term of this Lease. In the event of prepayment of the Promissory Note by Lessor or other action resulting in amounts equal to any monthly rental payment not being concurrently due from Lessor under the Promissory Note, then Lessee shall pay the monthly rental amount in advance on the first day of the month in question by mailing payment to the Lessor c/o Beasley Family Tower, Inc., 3303 Riviera Drive, Suite 200, Naples, FL 34103,
Attn: Ms. Caroline Beasley, or to such other person or address as Lessor may in writing direct. The payment of the monthly rental for the first month of the term of this Lease shall be prorated based on the number of days remaining in such month, including the first day on which this Lease become effective.

              5.03 ELECTRICITY AND OTHER UTILITIES. In addition to the payments prescribed under Section 5.01 of this Lease, Lessee shall pay for its own telephone lines and service, electrical service (including electrical service to the Tower and/or Transmitter Buildings used by Lessee as measured by a separate electrical meter at Lessee's expense). Lessor shall pay for the electrical service to the Tower for the Tower lighting.

         6.   AUTHORITY.

              6.01 QUIET ENJOYMENT. Lessor represents and warrants that it has the full power and authority to enter into this Lease, and covenants and agrees that Lessee, upon paying the rents described herein and observing and keeping the covenants, agreements, and stipulations of this Lease on Lessee's part to be observed and kept, shall lawfully, peaceably, and quietly hold, occupy, and enjoy the Leased Premises, and all other rights and privileges granted herein, without hindrance, eviction, or molestation by Lessor or any party claiming by or through Lessor.

              6.02 LESSEE'S APPROVAL. Lessee represents and warrants that it has the full power and authority to enter into and perform this Lease. Any and all necessary corporate resolutions, encumbrance certificates, etc., shall be supplied by Lessee upon the request of Lessor.

         7.   PERMITS.

              7.01 PERMITS. Lessor shall obtain all necessary licenses or permits in connection with the Towers and Transmitter Buildings except that Lessee shall obtain, at its own expense, any and all necessary licenses or permits from such governmental authorities as shall have jurisdiction in connection with the (b) the operations, installation, repair, alteration, or replacement of Lessee's equipment (including, without limitation, Lessee's antenna and transmission and/or receiving equipment); or
(c) with any of Lessee's activities thereon or contemplated by this Lease. At Lessor's request, Lessee shall furnish Lessor with copies of same, and shall abide by the terms and provisions of such licenses and permits.

         8.   MAINTENANCE OF TOWER AND LESSEE'S PROPERTY.

              8.01           DURING TERM OF LEASE.

                             (a)  Lessee, at its own cost and expense, shall
maintain and repair Lessee's Property, including specifically its antenna, related equipment, transmission lines, transmitters, and other equipment. Lessor shall perform the same tasks with respect to the Towers and the Transmitter Buildings. All such maintenance shall be conducted by the parties in accordance with good engineering standards and in conformity with the requirements of the FCC or any other body having jurisdiction over the Lessee and its property, including, without limitation, any rules, regulations, or guidelines of the FCC implementing the National Environmental Policy Act of 1969 pertaining to electromagnetic or radio frequency radiation. Each of Lessor and Lessee shall take all reasonable precautions to avoid interference or hindrance to and with the operations of the other party hereto. In this regard, each party hereto agrees to eliminate, without cost to the other party hereto, any interference or hindrance to such other party's operation. Maintenance and repair of Lessee's Property shall be performed only by a reputable contractor and in accordance with the provisions of subsections (d), (e), and (f) hereof.

                             (b)  Lessor retains the right to inspect Lessee's
Property during normal business hours upon reasonable notice to Lessee, except that, in the event of an emergency, as determined by Lessor, Lessor may enter at any time, giving notice of such emergency to Lessee as soon as is practical. In the event that Lessor reasonably determines that Lessee has not maintained Lessee's Property and equipment in good order and repair according to industry standards, and that such repairs are necessary for the safety of the Towers, Transmitter Buildings or the Tower Site, or the prevention of interference with Lessor or any other user of the Towers or any other broadcaster, Lessor may, at its option, make such emergency repairs to the property as it deems reasonably necessary, and any amount expended by Lessor therefor shall be reimbursed to it by Lessee immediately upon presentation of a statement and shall be deemed additional rent. Lessor shall not be liable for inconvenience, disturbance, loss of business, or other damage to Lessee by reason of repairing any of Lessee's Property which Lessee has failed to properly maintain.

                             (c)  With respect to the non-emergency repairs
which Lessor, in its reasonable discretion, determines that Lessee should make to maintain Lessee's Property and equipment in good order, and that such repairs are necessary for the safety of the Towers or Tower Site, or the prevention of interference with Lessor, in violation of the terms of this Agreement, Lessor shall so notify Lessee in writing, specifying the maintenance and repairs required to be performed by Lessee. In the event that, within ten
(10) business days following such written notice (or such longer period as may be reasonably necessary taking into account all facts and circumstances), Lessee shall not have performed such maintenance and repairs, Lessor may, at its sole option, make such repairs as it deems reasonably necessary, and any amount expended by Lessor therefor shall be deemed additional rent. Lessor shall not be liable for inconvenience, disturbance, loss of business, or other damage to Lessee by reason of repairing the property and equipment of Lessee which Lessee has failed to properly maintain.

                             (d)  No work (including electrical work), except
for emergency repairs that Lessee shall perform to return to, or maintain the station on air in the event of a failure, will be performed by the Lessee in connection with the installation, alteration, maintenance, repair, or removal of any of Lessee's transmission lines, antenna, and other equipment on the Towers or in the Transmitter Buildings unless the Lessee submits to Lessor a copy of the proposed contract and also detailed plans and specifications of the work to be done, and both the contract and the plans and specifications have been approved in writing by Lessor not to be unreasonably withheld, delayed or conditioned. Lessee, upon demand therefor by Lessor, agrees to pay Lessor as additional rent all amounts reasonably expended by Lessor in connection with review of any such contract, plans, and specifications.

                             (e)  With respect to any work to be performed by
or on behalf of Lessee in connection with the installation, alteration, maintenance, repair, or removal of any equipment on the Towers or in the Transmitter Buildings (including any ascension of the Towers), or in or about the Tower Site. Lessee may only employ a contractor who has been approved in writing and in advance by Lessor. Lessor agrees that it will not unreasonably withhold its approval of any contractor who has the requisite experience and industry standard insurance coverage and who will, at the sole option of Lessor, provide a bond to cover any work which it has been retained to perform. Lessor agrees to consult on call in any emergency situation and immediately give its approval or disapproval.

                             (f)  All work by or on behalf of the Lessee or
Lessor shall be carried out (i) in a good and workmanlike manner; (ii) in accordance with established engineering standards and public ordinances, rules, and regulations applicable to such work, including, without limitation, any rules, regulations, or guidelines of the FCC implementing the National Environmental Policy Act of 1969, pertaining to electromagnetic or radio frequency radiation; (iii) in accordance with plans and specifications, including mechanical and electrical drawings, which have been submitted to and approved in writing and in advance by Lessor; and (iv) in accordance with Lessor's security procedures with respect to protection of the Tower Site.

                             (g)  Notwithstanding the receipt of the approvals
by Lessor as required in this paragraph, Lessee shall not be relieved of its responsibilities and liabilities for interference or otherwise as herein provided, nor shall said approval be deemed a waiver of any other rights of Lessor under this Lease.

                             (h) In the event that any notice of lien or
lien shall be filed against any part of the Leased Premises Site for work claimed to have been done or materials claimed to have been furnished to Lessee, the same shall be dismissed, withdrawn, discharged or bonded (to Lessor's reasonable satisfaction) by Lessee within thirty (30) days thereafter at Lessee's expense; and if Lessee shall fail to take such action as shall cause such lien to be discharged within thirty (30) days, Lessor may, at its option, discharge the same by deposit or by bonding proceedings. Lessor may require the lienor to prosecute the appropriate action to enforce the lienor's claim. In such case, Lessor shall give immediate notice to Lessee of such pending action or proceeding so that Lessee may have an opportunity to legally contest or defend the action or proceeding. If, after such notice to Lessee, a judgment is recovered on the claim, Lessor, at its sole option, may pay the judgment. Any reasonable amount paid or expense incurred or sum of money paid by Lessor (including reasonable attorney's fees) by reason of the failure of Lessee to comply with the foregoing provisions of this paragraph, or in defending any such action, shall be paid to Lessor by Lessee, and shall be treated as additional rent hereunder.


              8.02 AT EXPIRATION OR TERMINATION. At the expiration or termination of this Lease, Lessee shall promptly surrender possession of the Leased Premises to Lessor in as good a condition as the same were received at the commencement of the term, reasonable wear and tear and damage by fire or other casualty beyond Lessee's reasonable control excepted.

         9.   MAINTENANCE OF TOWER.

              9.01           MAINTENANCE OF TOWER.

                             (a)  Lessor shall maintain the Leased Premises
(including any common areas therein or any fence thereon) in good repair. Lessee shall comply with any security policies reasonably established from time to time by Lessor.

                             (b)  Lessor assumes the obligation and
responsibility for complying with the requirements of the FCC regarding obstruction, marking and lighting of the Towers. Lessor shall maintain the Towers and support systems in good repair and in good operating condition in accordance with the requirements of governmental authorities.

                             (c)  In the event that Lessor determines that
repairs, alterations, or improvements are necessary or desirable to the Leased Premises or the leased spaces of other tenants, Lessor may, upon reasonable notice and for the shortest practical period of time (except for emergency situations), close entrance doors, common areas, drive-ways, rights-of-way, service areas, parking areas, or any other facilities at its discretion without being liable to Lessee; provided that if any of the above would restrict Lessee's ability to broadcast, Lessor shall use reasonable efforts to restrict any closure or interruption pursuant to this Section 9.02 to the hours of 1:00 a.m. to 5:00 a.m.. The closing of entrances, doors, common areas, parking areas, or other facilities for the making of the repairs, alterations, or improvements described herein shall, under no circumstances, constitute an eviction of the Lessee or be grounds for termination of this Lease or the withholding of any rental payments or other payments or performances required to be paid or made by Lessee under the terms hereof, provided, Lessor shall use reasonable efforts to ensure that any action taken in accordance with this paragraph shall not adversely affect the rights of Lessee hereunder. Under no such circumstances shall Lessee be entitled to terminate this Lease nor shall it be entitled to compensation for any loss or damage it may sustain (including loss of use, loss of advertising/sponsorship revenues, and consequential damages) by reason of such changes or alterations.


         10.  ALTERATIONS BY LESSEE.

              10.01          ALTERATIONS.

                             (a)  Lessee shall have the right, at its own
expense, to make such changes and alterations in the Lessee's Property situated on the Towers, subject to Paragraph 8.01 and Paragraph 11 hereof, as its operations may require, including the renovation, replacement, or removal of its antenna; provided, however, that such changes or alterations conform with recognized engineering standards and, if necessary, have been approved by the FCC and any other authority having jurisdiction over Lessee; and provided further, that plans and specifications are first submitted to and approved in writing by Lessor. Lessee shall make no changes in the equipment or equipment position without such approval, and Lessor shall not unreasonably fail to give such approval within ten (10) business days.

                             (b)  This Lease is based upon carefully computed
tower loading capacity. If any change proposed by Lessee in the type, location, or positioning of Lessee's Property should, in Lessor's judgment, require a computer or other type of feasibility study to determine loading capacity of the Towers, such study shall be performed by an engineer chosen by Lessor, and approved by Lessee (such approval not to be unreasonably withheld, delayed or conditioned) whose decision shall be final and binding upon both parties. The cost of such study or any other costs reasonably incurred by Lessor in determining the feasibility of any proposed change or alteration in the type, location, or positioning of Lessee's Property shall be borne entirely by Lessee.

         11.  INTERFERENCE.

              11.01          PRELIMINARY STEPS TO AVOID INTERFERENCE.

         Before Lessee shall make any new installation on the Leased Premises after the date hereof, notification of the particulars of such proposed installation shall be submitted to Lessor hereto and any other lessees or users of space on the Towers whose names and addresses are supplied to Lessee by Lessor in writing, and the Lessor and such other users will be requested to advise, in writing, the Lessee and Lessor, as applicable, within ten (10) days after receipt of such notification, whether they have any reasonable objections thereto on the grounds that objectionable interference may result; provided, this Section 11.01 shall not apply to any currently installed Lessee's Property or its replacement, maintenance or repair. If the Lessor or any other user shall reasonably object within this period to such plans and Lessee is unwilling to alter its plans to meet the objections, the dispute shall be submitted to an independent professional engineer chosen by Lessor, and such engineers decision shall be final and binding upon all parties. The cost of any such studies shall be borne by Lessee.

              11.02          INTERFERENCE WITH LESSOR, LESSEE, OR OTHERS.
Notwithstanding the provisions of Paragraph 11.01, should any change, after the date hereof, in the facilities or mode of operation of Lessee or Lessee's failure to comply with the Maintenance Standards, as defined in Paragraph 11.04, cause any objectionable electrical or physical interference (including interference from any other structure erected on the Tower Site) to the television and/or radio broadcasting and/or receiving operations of any other lessee, then, promptly after written notification of such interference, the Lessee, at its sole expense, will take such steps as may be reasonably required to correct such interference, including, but not limited to, changing frequency, ceasing transmission, reducing power, and/or the installation of any filters or other equipment, provided that, if such interference is caused, after the date hereof, by the failure of the Lessor or any other lessee suffering the interference to comply with the Maintenance Standards, as defined in Paragraph 11.04, then Lessor shall, or shall cause the other lessee suffering the interference, at its sole expense, to comply with such Maintenance Standards. Any dispute as to the cause of interference, or the steps reasonably required to correct it, arising under this Paragraph. 11.02, shall be submitted to an independent professional engineer chosen by Lessor, and such engineer's decision shall be final and binding upon the parties. If such interference is found to be caused by such changed facilities or operation, the fees and charges of the engineer to whom the dispute is referred shall be borne by the party whose changed facilities or mode of operations gave rise to the claimed interference. If such interference is found not to be caused by such changed facilities or operations, the fees and charges of the engineer to whom the dispute is referred shall be borne by the objecting party. All other leases and/or agreements to lease space at the Tower Site shall contain this language.

              11.03 INTERFERENCE BY OTHER USER. Any subsequent agreement under which Lessor allows any other person to occupy any portion of the Leased Premises shall provide that, should the installation, operation, or maintenance of the equipment or the activities of such other person cause any objectionable interference with the operations of Lessor or Lessee, then, promptly after written notification of such, such other tenant or user, at its sole expense, will take such steps as may be reasonably necessary to correct such interference, including, but not limited to, changing frequency, ceasing transmission, reducing power, and/or the installation of any filter or other equipment, provided that if such interference is caused by the failure of any other lessee to comply with the Maintenance Standards, as defined in Paragraph 11.04, such other lessee will, at its sole expense, comply with such Maintenance Standards. To the best of its ability, Lessor shall not permit any operations by other tenants, the effect of which would be to prohibit Lessee from operating in the manner contemplated herein, without the prior written consent of Lessee. Lessor shall have no liability for any action or omission taken upon reasonable reliance on the recommendation of qualified engineering personnel. Lessor agrees that it will take commercially reasonable efforts to ensure that the installation, operation or maintenance of its equipment which is installed after the commencement date of this Lease on, in or around the Tower shall not cause any objectionable interference with the operations of Lessee. Immediately upon notification of such interference by Lessee, Lessor shall at its sole expense take such steps as may be reasonably necessary to correct such interference, including, but not limited to, changing frequency, ceasing transmission, reducing power, and/or the installation of any filter or other equipment.

              11.04 DEFINITION OF "MAINTENANCE STANDARDS". For the purposes of this Lease, compliance with "Maintenance Standards" shall mean that a tenant or user of the Towers shall (a) maintain and operate its equipment in accordance with the requirements, rules, regulations, and guidelines of the FCC, and the standards of manufacturers of the equipment; and (b) maintain and operate its equipment in accordance with good engineering practice.

         12.  UTILITIES.

              12.01 UTILITIES. Subject to the required approvals and cooperation of any governmental authority or public utilities, Lessee shall arrange and be responsible for the installation and provision of electrical and telephone lines serving Lessee's Property at any building on the Tower Site owned by Lessor. Lessee shall be responsible for procurement of and payment for all telephone services as described in Paragraph 5.03 and used by Lessee.

         13.  TAXES.

              13.01 PAYMENT OF TAXES. Lessee shall pay all real estate taxes, assessments, or levies assessed or imposed against the Tower Site (including the Towers), and all taxes which may be assessed against the Towers or the Transmitter Buildings. [Foregoing obligation is subject to $200,000 12-month limit when aggregated with other borrowers under Credit Agreement per 1.5D of First Amendment to Credit Agreement]. Lessee shall pay all personal property or other taxes assessed or imposed on Lessee's Property, and shall cooperate with Lessor to ensure that such property is properly separated from that of Lessor or other tenants for assessment purposes.

         14.  INSURANCE.

              14.01 PUBLIC LIABILITY. Lessee shall procure and maintain comprehensive public liability insurance, naming Lessor as an additional insured as its interests shall appear, covering all of the Lessee's operations and activities on the Leased Premises, including but not limited to, the operations of contractors and subcontractors and the operation of vehicles and equipment (including any Tower elevator), with limits of liability for the term of this Lease of not less than Five Million Dollars ($5,000,000.00) in the aggregate for personal injury or death in any occurrence and not less than Five Million Dollars ($5,000,000.00) to cover property damage, with a liability umbrella of not less than One Million Dollars ($1,000,000.00). Certificates evidencing such insurance shall be furnished to Lessor upon its request. The amounts specified hereunder shall be revised every five (5) years to such amounts as Lessor may reasonably require upon the advice of its insurance consultants. [Foregoing obligation is subject to $200,000 12-month limit when aggregated with other borrowers under Credit Agreement per 1.5D of First Amendment to Credit Agreement].

              14.02 CONTRACTOR LIABILITY. Lessee shall also cause the contractors erecting, installing, or maintaining Lessee's Property or performing any other work for Lessee on the Tower Site to procure reasonable public liability insurance acceptable to Lessor and naming the Lessee and Lessor as named insureds. Certificates evidencing such insurance shall be furnished to Lessor in advance of any work being performed.

              14.03 TOWER INSURANCE. Lessee shall procure and maintain physical damage insurance on the Towers and Transmitter Buildings in an amount sufficient to repair or replace the Towers or Transmitter Buildings with such coverage to be on an "All Risks" basis, including, without limitation, coverage for the perils of fire, lightning, windstorm, hall, flood, earthquake, collapse, explosion, aircraft and vehicle damage, vandalism, and malicious mischief. [Foregoing obligation is subject to $200,000 12-month limit when aggregated with other borrowers under Credit Agreement per 1.5D of First Amendment to Credit Agreement]. Lessee shall be solely responsible for its insurance on Lessee's Property, together with business interruption insurance.

              14.04 TOWER DAMAGE. In the event that the Towers and Transmitter Buildings are destroyed or damaged by fire, lightning, windstorm, flood, earthquake, explosion, collapse, aircraft, or other vehicle damage or other casualty covered by insurance, Lessor shall promptly reconstruct or repair the Towers and/or Transmitter Buildings to such good condition as existed before the destruction or damage, and give possession to Lessee of substantially the same space leased hereunder. Lessee shall promptly pay over to Lessor any insurance proceeds it receives from insurance policies Lessee is required to procure under Section 14.03 hereof for the purpose of use by Lessor to fund reconstruction of the Towers and Transmitter Buildings as required of Lessor under this Section 14.04. If the Towers and/or Transmitter Buildings are in need of such repair or is so damaged by fire, lightning, windstorm, flood, earthquake, explosion, aircraft or other vehicle damage, collapse, or other casualty that reconstruction or repair cannot reasonably be undertaken without dismantling Lessee's antenna, then upon written notice to Lessee, Lessor may remove any such antenna and interrupt the signal activity of Lessee, but will use its best efforts to have the antenna replaced as soon as reasonably possible. Lessor agrees to provide Lessee an alternative tower or transmitter building, if available, during such reconstruction/repair period. If such tower is not available, then Lessee shall be responsible for procuring its own alternative tower or transmitter building. No monetary or other rental shall be due pursuant to the terms of this Lease for such time as Lessee is unable to conduct its broadcasting activities on the Towers without significant diminution of signal quality as a result of such total or partial destruction or damage or need of repair, and Lessor shall refund to Lessee any rent paid in advance for such time. Should Lessor not either (a) inform Lessee in writing within ninety (90) days of the date of destruction of Lessor's intent to replace the Towers and/or Transmitter Buildings or (b) replace the Towers and/or Transmitter Buildings within one (1) year if Lessor has provided the notice described in clause (a) above, of the date of destruction, or repair the same within such shorter time period after the casualty as may be reasonable, then Lessee, upon thirty (30) days' written notice to Lessor, may terminate this Lease, provided if Lessor has provided the notice described in clause (a) above, Lessee must make such election within one hundred twenty (120) days prior to the expiration of said repair or replacement period. Lessee agrees that it shall maintain adequate business interruption insurance at all times during the term of this Lease to adequately protect it from any interruption of signal activities due to damage to the Towers or Transmitter Buildings (including costs of reinstallation of its equipment and lines), and Lessor shall have no liability on account of such business interruption or reinstallation costs due to damage or destruction under this paragraph.

         15.  EMINENT DOMAIN.

                             (a)  In the event that all of the Tower Site (or
any portion of the Tower Site necessary for the guy wires, or other appurtenances necessary to Lessee's broadcasting operations) is acquired or transferred or condemned pursuant to eminent domain proceedings (or the threat thereof), the obligation of the parties under this Lease shall be terminated as of the date of acquisition or transfer. Lessor shall be entitled to the entire condemnation award. If Lessor determines to build a new tower or transmitter building as a replacement for the Tower on the condemned property, Lessor agrees to lease the new tower or transmitter building on terms reasonably equivalent to the terms of this Lease.

                             (b)  In the event that this Lease is terminated
due to eminent domain proceedings, then Lessee shall be relieved of any further obligations to make any rental payments or performances for any period after the date of such termination of this Lease; and subject to offset or withholding by Lessor to cover any unpaid additional rent or other authorized charges which may be owed through the date of termination, Lessee shall be entitled to a refund of any advance rental sums which it has paid in proportion to the period of the Lease through such date of termination.

         16. SUCCESSORS AND ASSIGNMENT.

              16.01 SUCCESSORS. All rights and liabilities herein given to or imposed upon the respective parties hereto shall, to the extent that such are assignable, extend to and bind the several and respective successors and assigns of the parties hereto.

              16.02 ASSIGNMENT. Lessee shall not assign, sublet, or transfer this Lease or any interest therein, or permit or allow through any act or default of itself, or of any other person, any transfer thereof by operations of law or otherwise without the prior written consent of Lessor except:

                             (a)  Lessee may assign this Lease to any bona fide
third party purchaser of substantially all the assets comprising of Lessee's radio station broadcasting from the Tower Site, who shall execute an assignment and assumption agreement in form reasonably acceptable to Lessor; and

                             (b)  Lessee may assign or transfer all or a
portion of the assets of Lessee, including this Lease, to any corporation controlling, controlled by, or under common control with, Lessee.

                             (c)  Any assignment or subletting by Lessee except
as permitted herein shall be void and of no effect. Any permitted assignment shall not relieve Lessee of any of its liabilities hereunder. A change in control of Lessee, but not the mortgaging by Lessee of its rights hereunder, shall constitute an assignment of this Lease. Lessor agrees to enter into documentation reasonably requested by any lender to Lessee in connection with Lessee's mortgaging of its rights hereunder.

                             (d)  Lessor may assign or transfer this Lease
without the consent of Lessee, but shall notify Lessee following any transfer or assignment.

         17. RIGHT TO REMOVE LESSEE'S PROPERTY IN EVENT OF TERMINATION. In the event either party elects to terminate this Lease in accordance with the provisions herein or at the expiration of the term hereof, Lessee or its mortgagee shall have the right to remove Lessee's Property, except any fixtures (it being specifically understood and agreed that Lessee's antenna, transmitters, transmission line, and similar broadcasting equipment shall not be deemed fixtures) on the Tower or within the Transmitter Building within thirty (30) days of such termination. Such removal shall be conducted in accordance with Paragraph 8.01 hereof Lessee shall promptly repair any and all damage caused by such removal. Any of Lessee's Property remaining on the Tower or within the Transmitter Building after the expiration of the thirty (30) day period shall be deemed to be the property of Lessor, which Lessor may have removed at Lessee's expense.

         18.  LESSOR'S PROTECTION.

              18.01          DEFAULT BY LESSEE.

                             (a)  If Lessee shall make default in making any
payment herein provided for and any such default shall continue for a period of ten (10) business days after written notice to Lessee, or if Lessee shall make default in the performance of any obligation of Lessee herein (other than as to payment of money) and any such default shall continue for a period of thirty
(30) days after written notice to Lessee, or if Lessee shall file a voluntary petition in bankruptcy, or if Lessee shall file any petition or institute any proceedings under any Insolvency or Bankruptcy Act or any amendment thereto hereafter made, seeking to effect its reorganization or a composition with its creditors, or if, in any proceedings based on the insolvency of Lessee or relating to bankruptcy proceedings, a receiver or trustee shall be appointed for Lessee or the Leased Premises, or if any proceedings shall be commenced for the reorganization of Lessee (which, in the case of involuntary proceedings, are not dismissed or stayed within 30 days of the commencement thereof), or if the leasehold estate created hereby shall be taken on execution or by any process of law, or if Lessee shall admit in writing its inability to pay its obligations generally as they become due, then Lessor may, at its option, terminate this Lease without notice, and declare all amounts due or to become due hereunder immediately due and payable, and Lessor's agents and servants may immediately, or any time thereafter, reenter the Leased Premises by reasonably necessary force, summary proceedings, or otherwise, and remove all persons and properly therein, without being liable to indictment, prosecution, or damage therefor, and Lessee hereby expressly waives the service of any notice in writing of intention to reenter said Leased Premises. Lessor may, in addition to any other remedy provided by law or permitted herein, at its option, relet the Leased Premises (or any part thereof) on behalf of Lessee, applying any monies collected first to the payment of expenses of resuming or obtaining possession, and, second, to the payment of the costs of placing the premises in rentable condition, including any leasing commission, and, third, to the payment of rent due hereunder, and any other damages due to the Lessor. Any surplus remaining thereafter shall be paid to Lessee, and Lessee shall remain liable for any deficiency in rental, the amount of which deficiency shall be paid upon demand therefor to Lessor.

                             (b)  Should Lessor re-enter and terminate
according to the provisions of this subparagraph, Lessor may remove and store the Lessee's Property at the expense and for the account of Lessee. Alternatively, Lessor may sell, or cause to be sold, Lessee's Property at public sale to the highest bidder for cash, and remove from the proceeds of such sale any rent or other payment then due Lessor under this Lease. Any disposition of the Lessee's Property pursuant thereto shall be subject to the rights of any lender to Lessee holding a mortgage on Lessee's Property and shall be made in a manner that is commercially reasonable within the meaning of the Uniform Commercial Code as in effect in the State of North Carolina at the time of such disposition.

         19.  INDEMNIFICATION.

                             (a)  Each party warrants and represents that it
has the authority to enter into this Lease and to grant the rights it grants hereunder, and that performance of its obligations pursuant to this Lease will not violate the rights of any third party whatsoever. Lessee agrees to indemnify and defend Lessor against any claim for damages, losses, liabilities, costs, or expenses, including reasonable attorney's fees, arising (a) out of any breach by Lessee of its warranties, representations, or covenants under this Lease; (b) out of the use, management, or occupancy of the Leased Premises by Lessee, its agents, or invitees; (c) out of any omissions, negligence or willful misconduct of Lessee, its agents, servants, employees, licensees, or invitees; (d) out of failure of Lessee to comply with any laws, statutes, ordinances, or regulations; (e) out of Lessee's failure to maintain equipment in proper working order; and (f) out of Lessee's failure to comply with any of its other obligations under the terms of this Lease.

                             (b)  Lessor agrees to indemnify and defend Lessee
against any claim for damages, losses, liabilities, costs, or expenses, including reasonable attorney's fees, arising (a) out of any breach by Lessor of its warranties, representations, or covenants under this Lease; (b) out of the use, management, or occupancy of the Leased Premises by Lessor, its agents, or invitees; (c) out of any omissions, negligence or willful misconduct of Lessor, its agents, servants, employees, licensees, or invitees; (d) out of failure of Lessor to comply with any laws, statutes, ordinances, or regulations; (e) out of Lessor's failure to maintain equipment in proper working order; and (f) out of Lessor's failure to comply with any of its other obligations under the terms of this Lease.

                             (c)  Any party seeking indemnification hereunder
("Indemnified Party") shall provide the other party ("Indemnifying Party") reasonably prompt notice of known claims giving rise to any claim for indemnity, and the Indemnifying Party shall have the right and opportunity to undertake the legal defense of such claims. The Indemnified Party and its counsel may nevertheless participate in (but not control) such proceedings, negotiations, or defense at its own expense. In all such cases, the Indemnified Party will give all reasonable assistance to the Indemnifying Party, including making the Indemnified Party's employees and documents available as reasonably requested without charge.

         20.  ESTOPPEL CERTIFICATE AND ATTORNMENT.

              20.01 ESTOPPEL CERTIFICATE. Within ten (10) days after either party's request, the other party shall deliver, executed in recordable form, a declaration to any person designated by the requesting party (a) ratifying this Lease; (b) stating the commencement and termination dates; and
(c) certifying (i) that this Lease is in full force and effect, and has not been assigned, modified, supplemented, or amended (except by such writings as shall be stated); (ii) that all conditions under this Lease to be performed have been satisfied (stating exceptions, if any); (iii) that no defenses or offsets against the enforcement of this Lease by the requesting party exist (or stating those claimed); (iv) advance rent, if any, paid by Lessee; (v) the date to which rent has been paid; (vi) the amount of security deposited with Lessor (if hereafter applicable for any reason); and (vii) such other information as the requesting party reasonably requires. Persons receiving such statements shall be entitled to rely upon them.

              20.02 ATTORNMENT. Lessee shall, in the event of a sale or assignment of Lessor's interest in any of the Leased Premises, or, if any of the Leased Premises comes into the hands of any Trustee under a Deed of Trust or a mortgagee or any other person, whether because of a foreclosure, exercise of a power of sale under a mortgage or Deed of Trust, or otherwise, attorn to the purchaser or such mortgagee, Trustee, or other person, and recognize the same as Landlord hereunder. Lessee shall execute at Lessor's request any attornment agreement reasonably required by any mortgagee, Trustee, or other such person to be executed containing such provisions as such mortgagee, Trustee, or other person reasonably requires, provided, however, that such attornment shall not modify the terms of this Lease.

              20.03 FAILURE TO EXECUTE INSTRUMENTS. Either party's failure, without good and reasonable cause, to execute instruments or certificates provided for in this Paragraph 20, within fifteen (15) days after the receipt by such party of a written request, shall be a default under his Lease.

         21.  MISCELLANEOUS.

              21.01 RELATIONSHIP OF PARTIES. Nothing contained herein and no acts of the parties herein shall be deemed or construed as creating any relationship between the parties hereto other than the relationship of Lessor and Lessee or Landlord and Tenant.

              21.02 GOVERNING LAW. This Lease shall be governed and construed and enforced in accordance with the laws of the State of North Carolina.

              21.03 CAPTIONS. The captions contained in this Lease are included solely for convenience and shall in no event affect or be used in connection with the interpretation of this Lease.

              21.04 AMENDMENTS. This Lease only may be amended or modified as may be agreed upon by written instrument executed by the parties hereto.

              21.05 INTEREST AND ATTORNEY'S FEES. All sums becoming due or payable under this Lease, including all money expended pursuant to the provisions hereof or on account of any default in the performance and observance of any agreements or covenants herein, shall bear interest at the rate of eight and one half percent (8.5%) per annum (or at such lesser rate which is the maximum permitted by applicable law) from thirty (30) days after the date such sums become due or payable, or, in the event one of the parties expends money because of a default by the other, from thirty (30) days after the date the defaulting party received written notice that such money was expended.

              The prevailing party shall be entitled to its reasonable attorney's fees to collect any payment or to compel any performance ultimately held to be due under the provisions of this Lease.

              21.06 BROKERS AND THIRD PARTIES. Each party represents that it has not had dealings with any real estate broker or other person who may claim a commission or finder's fee with respect to this Lease in any manner. Each party shall hold harmless the other party from all damages resulting from any claims that may be asserted against the Indemnified Party by any broker, finder, or other person with whom the Indemnifying Party has or purportedly has dealt.

              21.07 NOTICES. Notices given pursuant to this Lease shall be in writing and shall be given by actual delivery or by mailing the same to the party entitled thereto at the addresses set forth below or at any such other address as any Party may designate in writing to any other Party pursuant to the provisions of this paragraph. Notice given by mail shall be sent by United States mail, certified or registered, return receipt requested or by nationally recognized courier serviced providing receipt of delivery. Notices shall be deemed to be received on the date of actual receipt, in the case of personal delivery, or on the date of mailing, in the case of mailing. Notices shall be served or mailed to the following addresses, subject to change as provided above:

                  If to the Lessor:            Beasley Family Towers, Inc.
                                               3033 Riviera Drive, Suite 200
                                               Naples, FL 34103
                                               Attn:    Ms. B. Caroline Beasley
                                               Secretary
                                               Phone:   (941) 263-5000
                                               Fax:     (941) 434-8950

                  With a copy (which shall not constitute notice) to:

                                               Joseph D. Sullivan, Esq.
                                               Latham & Watkins
                                               1001 Pennsylvania Ave., N.W.

                                               Washington, DC 20004-2505
                                               Phone:   (202) 637-2200
                                               Fax:     (202) 637-2201

                  If to the Lessee:            Beasley FM Acquisition Corp.
                                               3033 Riviera Drive, Suite 200
                                               Naples, FL  34103
                                               Attn:    Mr. George G. Beasley
                                               Chief Executive Officer
                                               Phone:   (941) 263-5000
                                               Fax:     (941) 434-8950


              21.08 WAIVER. It is agreed that the waiving of any of the covenants of this Lease by either party shall be limited to the particular instance, and shall not be deemed to waive any other breaches of such covenant or any provision herein contained.

              21.09 ACCORD AND SATISFACTION. No receipt of money by Lessor after the termination of this Lease or after the service of any notice or after the commencement of any suit reinstates, continues, or extends the term of this Lease or affects any such notice or suit.

              21.10 LIMITATION OF LIABILITY. Except as otherwise expressly stated herein, Lessor shall not be liable or responsible to the Lessee or to anyone claiming under or through the Lessee for any loss or damage caused by the acts or omissions of any other tenants or any other users of the Tower, or Tower Site, or for any loss or damage to Lessee's Property caused by fire, water, bursting pipes, leaking gas, sewage, steam pipes, drains, ice, or materials falling from the Tower, or the malfunction of any utility, facility, or installation, or by reason of any other existing condition or defect in the Tower; nor shall Lessor be liable or responsible to the Lessee for any injury or damage suffered by the Lessee and allegedly caused by technical interference with the Lessee's operations, by the activities of any other tenants or users of the Tower and Tower Site, or any other broadcasters. Except for Lessor's own negligent acts, willful misconduct or for breaches of its obligations under this Agreement, Lessor shall not be liable to Lessee, or to any other person for property damage or personal injury, including death. Lessor shall not be liable under any circumstances for loss of use, loss of sponsorship or advertising revenue, or any other consequential damages sustained by Lessee.

              21.11 PARTIAL INVALIDITY. The invalidity of any provision, clause, or phrase contained in this Lease shall not serve to render the balance of this Lease ineffective or void; and the same shall be construed as if such had not been herein set forth.

              21.12 DOCUMENTARY STAMPS. Lessee shall bear the cost of any documentary stamps occasioned by this Lease should it wish to record this Lease.

              21.13 RULES AND REGULATIONS. Lessor may from time to time issue such rules and regulations in writing which it may consider necessary and desirable. Lessee agrees to abide by such rules and regulations so long as they do not unreasonably interfere with Lessee's use and occupancy of the Tower or conflict with this Lease.

              21.14 FORCE MAJEURE. Lessor assumes no responsibility for any losses or damages to Lessee's Property caused by acts of God, including, but not limited to, wind, lightning, rain, ice, earthquake, floods, or rising water, or by aircraft or vehicle damage. Lessor furthermore assumes no responsibility for losses or damages to Lessee's Property caused by any person other than employees and agents of Lessor. In the event that Lessor shall be delayed, hindered in or prevented from the performance of any act required hereunder by reason of acts of God (including, but not limited to, wind, lightning, rain, ice, earthquake, flood, or rising water), aircraft or vehicle damage or other casualty, unforeseen soil conditions, acts of third parties who are not employees of Lessor, strikes, lock-outs, labor troubles, inability to procure material, failure of power, governmental actions, laws or regulations, riots, insurrection, war, or other reasons beyond its control, then the performance of such act shall be excused for the period of delay and the period for performance of any such act shall be extended for a period equivalent to the period of such delay.

              21.15 ENTIRE AGREEMENT. This Lease, together with its Exhibits, constitutes and sets forth the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous offers, negotiations, and agreements (whether oral or written) between the parties (or any of their related entities) concerning the subject matter of this Lease.

              21.16 COUNTERPARTS AND DUPLICATES. This Lease may be executed in counterparts, which, when combined, shall constitute a single instrument. The Lease may also be executed in duplicate editions, each of which shall be effective as an original.

                  IN WITNESS WHEREOF, the parties have hereunto set their respective hands and seals, as of the day and year first above written.


ATTEST:                                     LESSOR:

                                            BEASLEY FAMILY TOWERS, INC.

--------------------------------            By:                                  (SEAL)
Witness                                          --------------------------------
                                                 Name:    B. Caroline Beasley
                                                 Title:   Secretary



                                            LESSEE:

                                            BEASLEY FM ACQUISITION CORP.



--------------------------------            By:                                  (SEAL)
Witness                                          --------------------------------
                                                 Name:    George G. Beasley
                                                 Title:   Chief Executive Officer

                                   EXHIBIT A

                           DESCRIPTION OF TOWER SITE

WIKS-FM (MAIN TOWER)

That certain two-acre portion of a tract of land situate in Township Nine, Craven County, North Carolina, described as the second parcel in deed recorded in Book 903, Page 34 in the Office of the Register of Deeds of Craven County, North Carolina.

Such land does not include that certain one-half acre lot described in deed recorded in Book 983, Page 904, Craven County Registry, nor shall it include the property described in Deed Book 1110, Page 917, Craven County Registry, nor shall it include the property described in Deed Book 1508, Page 707, Craven County Registry.

WIKS-FM (STL TOWER)

That certain tract of land more particularly described as follows:

All that certain Piece, Parcel or Plot of land lying, situate and being in Township No. Eight (8), Craven County, North Carolina and being more fully described and bounded as follows:

Beginning at an existing iron pipe in the Southerly right-of-way line of Glenburnie Drive (formerly Park Avenue), which point of beginning lies North 51 degrees 11'59" East at a distance of 762.92 feet from an existing iron pipe in the intersection of the Southern right-of-way line of Glenburnie Drive with the Eastern right-of-way line of Oaks Road.

Thence continuing along the Southerly right-of-way line of Glenburnie Drive, North 50 degrees 14'00" East for a distance of 350.00 feet to an existing iron pipe;

Thence South 36 degrees 50'00" East for a distance of 434.98 feet to a point;

Thence South 50 degrees 14'00" West for a distance of 350.00 feet to a point;

Thence North 36 degrees 50'00" West for a distance of 434.98 feet to the point or place of beginning and containing 3.490 acres more or less.

Saving and excepting, however, from the hereinabove described property that certain perpetual right-of-way and easement of ingress and egress, on, across and upon the following described lands, to wit:

All that certain Piece, Parcel or Plot of land lying, situate and being in Township No. Eight (8), Craven County, North Carolina and being more fully described and bounded as follows:

Beginning at an existing iron pipe in the Southerly right-of-way line of Glenburnie Drive (formerly Park Avenue), which point of beginning lies North 51 degrees 11'59" East a distance of 762.92 feet and North 50 degrees 14'00" East a distance of 350.00 feet from an existing iron pipe in the intersection of the Southern right-of-way line of Glenburnie Drive with the Eastern right-of-way line of Oaks Road. Said point of beginning being the Northereasternmost corner of the hereinabove described parcel of land.

Thence from said point of beginning South 36 degrees 50'00" East a distance of
434.98 feet to a point;

Thence South 50 degrees 14'00" West a distance of 15 feet more or less to a point;

Thence North 36 degrees 50'00" West a distance of 434.98 feet to an existing iron pin set in the Southerly right-of-way line of Glenburnie Drive;

Thence in an Easterly direction along said Southerly right-of-way line of Glenburnie Drive North 50 degrees 14'00" East a distance of 15 feet more or less to the point or place of beginning.

This being the same right-of-way easement as conveyed by an indenture dated February 14, 1963 between Jefferay Broadcasting Corporation and Walter Long and wife Julia B. Long as recorded in Book 642 at Page 482 in the Office of the Register of Deeds of Craven County.

All that certain perpetual right and easement to construct and maintain a drainage ditch on, across and upon the lands of Walter Long and wife Julia B. Long as is set forth in that certain indenture dated February 14, 1963 between Jefferay Broadcasting Corporation and Walter Long and wife Julia B. Long recorded on Book 642 at Page 482 in the Office of the Register of Deeds of Craven County, over the following described lands:

Beginning at a point in the Southwesternmost corner of the parcel previously described (Tract One). Said point of beginning being located 434.98 feet from the Southern right-of-way line of Glenburnie Drive, along the Westernmost boundary of Tract One hereinabove conveyed.

Thence from said point of beginning South 36 degrees 50'00" East a distance of 800 feet more or less to the Southern boundary of lands now or formerly owned by Walter Long and wife Julia B. Long;

Thence in an Easterly direction and parallel with Glenburnie Drive 15 feet more or less to a point;

Thence North 36 degrees 50'00" West and parallel with the first call herein 800 feet more or less to the Southerly boundary line of the aforementioned and described Tract One;

Thence along said Southerly line in a Westerly direction 15 feet more or less to the point or place of beginning.

Such legal description is subject to the following exceptions:

1. General Permit to Carolina Telephone and Telegraph Company recorded in Book 788, page 178, Craven County Registry. (Tracts 1 & 2)

2. Easement for drainage recorded in Book 1140, page 1015, Craven County Registry. (Tracts 1 & 2)

3. Rights of the Grantors, their heirs and assigns in that easement recorded in Book 642, page 482, Craven County Registry. (Tracts 1 & 2)

                                   EXHIBIT B

                             DESCRIPTION OF TOWERS

WIKS-FM (MAIN TOWER)

That certain communications tower situated on a two-acre portion of a tract of land situate in Township Nine, Craven County, North Carolina, described as the second parcel in deed recorded in Book 903, Page 34 in the Office of the Register of Deeds of Craven County, North Carolina.

Such land does not include that certain one-half acre lot described in deed recorded in Book 983, Page 904, Craven County Registry, nor shall it include the property described in Deed Book 1110, Page 917, Craven County Registry, nor shall it include the property described in Deed Book 1508, Page 707, Craven County Registry.

WIKS-FM (STL)

That certain one-hundred (100) foot tower providing a link to the main transmission tower for WIKS-FM, such one-hundred (100) foot backup tower situated on a tract of land more particularly described as follows:

All that certain Piece, Parcel or Plot of land lying, situate and being in Township No. Eight (8), Craven County, North Carolina and being more fully described and bounded as follows:

Beginning at an existing iron pipe in the Southerly right-of-way line of Glenburnie Drive (formerly Park Avenue), which point of beginning lies North 51 degrees 11'59" East at a distance of 762.92 feet from an existing iron pipe in the intersection of the Southern right-of-way line of Glenburnie Drive with the Eastern right-of-way line of Oaks Road.

Thence continuing along the Southerly right-of-way line of Glenburnie Drive, North 50 degrees14'00" East for a distance of 350.00 feet to an existing iron pipe;

Thence South 36 degrees 50'00" East for a distance of 434.98 feet to a point;

Thence South 50 degrees 14'00" West for a distance of 350.00 feet to a point;

Thence North 36 degrees 50'00" West for a distance of 434.98 feet to the point or place of beginning and containing 3.490 acres more or less.

Saving and excepting, however, from the hereinabove described property that certain perpetual right-of-way and easement of ingress and egress, on, across and upon the following described lands, to wit:

All that certain Piece, Parcel or Plot of land lying, situate and being in Township No. Eight (8), Craven County, North Carolina and being more fully described and bounded as follows:

Beginning at an existing iron pipe in the Southerly right-of-way line of Glenburnie Drive (formerly Park Avenue), which point of beginning lies North 51 degrees11'59" East a distance of 762.92 feet and North 50 degrees14'00" East a distance of 350.00 feet from an existing iron pipe in the intersection of the Southern right-of-way line of Glenburnie Drive with the Eastern right-of-way line of Oaks Road. Said point of beginning being the Northereasternmost corner of the hereinabove described parcel of land.

Thence from said point of beginning South 36 degrees 50'00" East a distance of
434.98 feet to a point;

Thence South 50 degrees 14'00" West a distance of 15 feet more or less to a point;

Thence North 36 degrees 50'00" West a distance of 434.98 feet to an existing iron pin set in the Southerly right-of-way line of Glenburnie Drive;

Thence in an Easterly direction along said Southerly right-of-way line of Glenburnie Drive North 50 degrees14'00" East a distance of 15 feet more or less to the point or place of beginning.

This being the same right-of-way easement as conveyed by an indenture dated February 14, 1963 between Jefferay Broadcasting Corporation and Walter Long and wife Julia B. Long as recorded in Book 642 at Page 482 in the Office of the Register of Deeds of Craven County.

All that certain perpetual right and easement to construct and maintain a drainage ditch on, across and upon the lands of Walter Long and wife Julia B. Long as is set forth in that certain indenture dated February 14, 1963 between Jefferay Broadcasting Corporation and Walter Long and wife Julia B. Long recorded on Book 642 at Page 482 in the Office of the Register of Deeds of Craven County, over the following described lands:

Beginning at a point in the Southwesternmost corner of the parcel previously described (Tract One). Said point of beginning being located 434.98 feet from the Southern right-of-way line of Glenburnie Drive, along the Westernmost boundary of Tract One hereinabove conveyed.

Thence from said point of beginning South 36 degrees 50'00" East a distance of 800 feet more or less to the Southern boundary of lands now or formerly owned by Walter Long and wife Julia B. Long;

Thence in an Easterly direction and parallel with Glenburnie Drive 15 feet more or less to a point;

Thence North 36 degrees 50'00" West and parallel with the first call herein 800 feet more or less to the Southerly boundary line of the aforementioned and described Tract One;

Thence along said Southerly line in a Westerly direction 15 feet more or less to the point or place of beginning.

                                   EXHIBIT C

                       DESCRIPTION OF SPACE ON MAIN TOWER

                                   EXHIBIT D

                       DESCRIPTION OF SPACE ON STL TOWER

                                   EXHIBIT E

                    DESCRIPTION OF WIKS TRANSMITTER BUILDING

                                   EXHIBIT F

                    DESCRIPTION OF WXNR TRANSMITTER BUILDING